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                                                                     EXHIBIT 2.1




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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             THE BISYS GROUP, INC.,

                           BI-EXAM ACQUISITION CORP.,

                                  EXAMCO, INC.,

                            T. BRANTLEY HOUSTON, JR.,

                                       AND

               CHARLES H. SONNENBERG OR HIS SUCCESSOR, AS TRUSTEE
                FOR THE NICOLE E. HOUSTON TRUST, THE JONATHAN B.
                 HOUSTON TRUST AND THE MATTHEW R. HOUSTON TRUST



                           DATED AS OF MARCH 25, 1999






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                                TABLE OF CONTENTS

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ARTICLE I THE MERGER ............................................................      2

SECTION 1.01  The Merger ........................................................      2
SECTION 1.02  Effect Of the Merger ..............................................      2
SECTION 1.03  Consummation of the Merger ........................................      2
SECTION 1.04  Charter; By-Laws; Directors and Officers ..........................      2
SECTION 1.05  Further Assurances ................................................      3

ARTICLE II CONVERSION OF SECURITIES .............................................      4

SECTION 2.01  Conversion of Securities of the Company ...........................      4
SECTION 2.02  Ascribed Value ....................................................      6
SECTION 2.03  Escrow ............................................................      7
SECTION 2.04  Acquisition Common Stock ..........................................      7
SECTION 2.05  Exchange of Certificates; Surrender of Warrant and SAR Agreements .      7
SECTION 2.06  Adjustment of Merger Consideration ................................      9


ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SHAREHOLDERS ......     11


SECTION 3.01  Authority Relative to Agreement ...................................     11
SECTION 3.02  Shareholders' Title to Stock ......................................     11
SECTION 3.03  Organization, Standing and Qualification ..........................     11
SECTION 3.04  Stock of the Company ..............................................     12
SECTION 3.05  Subsidiaries ......................................................     12
SECTION 3.06  Articles of Incorporation and By-Laws .............................     12
SECTION 3.07  Execution and Performance of Agreement; Validity and Binding Nature     12
SECTION 3.08  Financial Statements ..............................................     13
SECTION 3.09  Intellectual Rights ...............................................     13
SECTION 3.10  Software ..........................................................     14
SECTION 3.11  Contract Parties, Suppliers and Consultants .......................     15
SECTION 3.12  Employment, Deferred Compensation or Similar Agreements; Collective
                 Bargaining Agreements; Employee Benefit Plans ..................     16
SECTION 3.13  Inventory .........................................................     17
SECTION 3.14  Real Estate .......................................................     18
SECTION 3.15  Title to and Condition of Personal Property .......................     18
SECTION 3.16  Accounts Receivable ...............................................     18
SECTION 3.17  Consignment and Return Items ......................................     18
SECTION 3.18  Taxes .............................................................     19
SECTION 3.19  Litigation ........................................................     19
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SECTION 3.20  Other Material Contracts and Commitments ..........................     19
SECTION 3.21  Labor Relations ...................................................     20
SECTION 3.22  Insurance .........................................................     20
SECTION 3.23  Conduct of Business and Absence of Changes ........................     21
SECTION 3.24  Compliance with Laws; Governmental Authorizations .................     21
SECTION 3.25  Officers, Directors and Depositories ..............................     21
SECTION 3.26  Environmental Matters .............................................     21
SECTION 3.27  Third Party and Governmental Consents .............................     22
SECTION 3.28  Licenses and Permits ..............................................     22
SECTION 3.29  Absence of Undisclosed Liabilities ................................     23
SECTION 3.30  Marketable Securities and Other Investments .......................     23
SECTION 3.31  Loans to or from Officers, Directors, Shareholders or Employees ...     23
SECTION 3.32  Service Warranties; Contract Losses ...............................     23
SECTION 3.33  Backlog ...........................................................     24
SECTION 3.34  Year 2000 Compliance ..............................................     24
SECTION 3.35  Representations and Warranties True; No Misleading Statements .....     25

ARTICLE IV ADDITIONAL REPRESENTATIONS AND WARRANTIES OF
           THE SHAREHOLDERS .....................................................     25

SECTION 4.01  Authority and Capacity Relative to Agreement ......................     25
SECTION 4.02  Execution and Performance of Agreement; Validity and Binding Nature     25
SECTION 4.03  Stock of the Company ..............................................     26
SECTION 4.04  Additional Representations and Covenants of Shareholders ..........     27
SECTION 4.05  Representations and Warranties True; No Misleading Statements .....     29

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT ..............................     30

SECTION 5.01  Organization and Qualification ....................................     30
SECTION 5.02  Subsidiaries ......................................................     30
SECTION 5.03  Capitalization ....................................................     30
SECTION 5.04  Authority Relative to Agreement ...................................     31
SECTION 5.05  Non-Contravention .................................................     31
SECTION 5.06  Parent Public Information .........................................     31
SECTION 5.07  Parent Financial Statements .......................................     32
SECTION 5.08  Absence of Certain Changes or Events ..............................     32
SECTION 5.09  Third Party and Governmental Consents .............................     32
SECTION 5.10  Compliance with Law ...............................................     33
SECTION 5.11  Tax Representations ...............................................     33
SECTION 5.12  Reliance ..........................................................     34
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SECTION 5.13  Representations and Warranties True; No Misleading
                 Statements ...........................................     34


ARTICLE VI REPRESENTATIONS AND WARRANTIES OF ACQUISITION ..............     34

SECTION 6.01  Organization and Qualification ..........................     35
SECTION 6.02  Capitalization ..........................................     35
SECTION 6.03  Authority Relative to Agreement .........................     35
SECTION 6.04  Non-Contravention .......................................     35
SECTION 6.05  Third Party and Governmental Consents ...................     36
SECTION 6.06  Other Matters ...........................................     36
SECTION 6.07  Representations and Warranties True; No Misleading
                 Statements ...........................................     37

ARTICLE VII COVENANTS .................................................     37

SECTION 7.01  Conduct of the Company's Business .......................     37
SECTION 7.02  Certain Covenants of Parent .............................     39
SECTION 7.03  Access to Information ...................................     40
SECTION 7.04  Further Assurances ......................................     41
SECTION 7.05  Inquiries and Negotiations ..............................     41
SECTION 7.06  Employment and Non-Competition Agreements ...............     42
SECTION 7.07  Notification of Certain Matters .........................     42
SECTION 7.08  Indemnification .........................................     43
SECTION 7.09  Confidentiality .........................................     45
SECTION 7.10  Covenants of Shareholders ...............................     46
SECTION 7.11  Transfer Restrictions After the Effective Time ..........     46
SECTION 7.12  Registration Rights Agreements ..........................     46
SECTION 7.13  Repayment of Related Party Loans ........................     47
SECTION 7.14  Year 2000 ...............................................     47
SECTION 7.15  HREI Lease ..............................................     47

ARTICLE VIII CONDITIONS TO THE MERGER .................................     47

SECTION 8.01  Conditions to Each Party's Obligation to Effect the
                 Merger ...............................................     47
SECTION 8.02  Conditions to the Obligation of the Company and the
                 Shareholders to Effect the Merger ....................     48
SECTION 8.03  Conditions to the Obligation of Parent and Acquisition
                 to Effect the Merger .................................     48

ARTICLE IX TERMINATION AND ABANDONMENT ................................     50

SECTION 9.01  Termination and Abandonment .............................     50
SECTION 9.02  Effect of Termination ...................................     51
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ARTICLE X MISCELLANEOUS .................................................    51

SECTION 10.01  Survival of Representations and Warranties ...............    51
SECTION 10.02  Expenses, Etc ............................................    51
SECTION 10.03  Publicity ................................................    52
SECTION 10.04  Execution in Counterparts ................................    52
SECTION 10.05  Notices ..................................................    52
SECTION 10.06  Waivers ..................................................    53
SECTION 10.07  Entire Agreement .........................................    54
SECTION 10.08  Applicable Law ...........................................    54
SECTION 10.09  Binding Effect, Benefits .................................    54
SECTION 10.10  Assignability ............................................    54
SECTION 10.11  Amendments ...............................................    54
SECTION 10.12  Interpretation ...........................................    54
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                         INDEX TO SCHEDULES AND EXHIBITS

        Schedule                              Description
        --------                              -----------

         2.01(d)               SAR Holders' Equity Interests
         2.06(a)               Reference Products Business
         3.02                  Shareholders Agreements
         3.03                  States and Jurisdictions in which
                               the Company does Business
         3.04                  Stock of the Company
         3.05                  Subsidiaries
         3.06                  Articles of Incorporation and By-Laws of the
                               Company
         3.09                  Intellectual Rights
         3.10(a)               Software
         3.11(a)               Contract Parties
         3.11(b)               Major Suppliers
         3.12(a)               Employment Contracts and Deferred Compensation
                               Agreements
         3.12(b)               Employee Benefit Plans
         3.12(c)               Multi-Employer Plans
         3.14(a)               Owned Real Estate
         3.14(b)               Real Estate Leases
         3.15                  Liens
         3.17                  Consignment and Return Items
         3.18                  Tax Audits
         3.19                  Litigation
         3.20                  Material Contracts/Affiliates
         3.22                  Insurance
         3.23                  Changes Since February 28, 1999
         3.25                  Officers, Directors and Depositories
         3.27                  Consents
         3.28                  Licenses
         3.30                  Marketable Securities and Other
                               Investments
         3.31                  Related Party Loans
         3.33                  Backlog of Services
         4.04(l)               Shareholder Interests

Exhibit             Section Ref.                     Description
-------             ------------                     -----------

  A                 2.03                      Escrow Agreement

  B                 4.04(e)                   Form of Accredited Investor
                                              Certificate

  C                 7.12                      Form of Registration Rights
                                              Agreement


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  D                 8.02(e)                   Form of Opinion of Parent's
                                              Counsel to the Company and the
                                              Shareholders

  E                 8.03(h)                   Form of Opinion of Company's
                                              Counsel to Parent and
                                              Acquisition


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
                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 25, 1999, among THE BISYS GROUP, INC., a Delaware corporation, with an address at 150 Clove Road, Little Falls, New Jersey 07424 ("Parent"), BI-EXAM ACQUISITION CORP., a Louisiana corporation and a wholly-owned subsidiary of Parent, with an address at 150 Clove Road, Little Falls, New Jersey 07424 ("Acquisition"), EXAMCO, INC., a Louisiana corporation, with an address at 5728 Jefferson Highway, New Orleans, Louisiana 70123 (the "Company"), T. BRANTLEY HOUSTON, JR., with an address at 4345B Loire Drive, Kenner, Louisiana 70065 ("Houston"), CHARLES H. SONNENBERG OR HIS SUCCESSOR, AS TRUSTEE FOR THE NICOLE
E. HOUSTON TRUST (the "N.E. Trust"), THE JONATHAN B. HOUSTON TRUST (the "J.B. Trust") AND THE MATTHEW R. HOUSTON TRUST, with an address at 5728 Jefferson Highway, New Orleans 70123-5113 (the "M.R. Trust", and collectively, the "Trusts") (the Trusts, together with Houston, herein referred to from time to time collectively as the "Shareholders" and individually each as a "Shareholder"). The Company and Acquisition are hereinafter sometimes referred to as the "Constituent Corporations" and the Company as the "Surviving Corporation."

                  WHEREAS, the Company is engaged in the business of providing technology-driven professional certification training (including initial qualification and licensing, advanced certification, continuing professional education and workplace certification) to the financial services, marine transportation and healthcare industries;

                  WHEREAS, Parent, Acquisition and the Company desire that Acquisition merge with and into the Company in accordance with Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Merger"), upon the terms and conditions set forth herein and in accordance with the Louisiana Business Corporation Law (the "Louisiana BCL"), with the result that the Company shall continue as the surviving corporation and the separate existence of Acquisition (except as it may be continued by operation of law) shall cease;

                  WHEREAS, Parent, Acquisition and the Company desire that upon the Merger, at the Effective Time (as hereinafter defined), all outstanding shares of the capital stock of the Company be converted into the right to receive fully paid and nonassessable shares of Common Stock, $.02 par value, of Parent ("Parent Common Stock") and the outstanding shares of Acquisition be converted into the right to receive fully paid and nonassessable shares of Common Stock, no par value, of the Surviving Corporation, as hereinafter provided;

                  WHEREAS, Parent, Acquisition and the Company desire that, immediately after the Effective Time and solely as a result of the Merger, Parent will own all the issued and outstanding shares of the capital stock of the Surviving Corporation; and

                  WHEREAS, the respective Boards of Directors of the Company, Parent and Acquisition have approved the Merger;

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, in accordance with this Agreement and the Louisiana BCL, Acquisition shall be merged with and into the Company, the separate existence of Acquisition (except as it may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation under the name EXAMCO Inc. unless and until the Articles of Incorporation (hereinafter defined) shall be further amended to change the name of the Surviving Corporation.

                  SECTION 1.02 Effect Of the Merger. Upon the effectiveness of the Merger, the Surviving Corporation shall succeed to and assume all the rights and obligations of Acquisition and the Company in accordance with the Louisiana BCL, and the Merger shall otherwise have the effects set forth in Section 115 of the Louisiana BCL.

                  SECTION 1.03 Consummation of the Merger. As soon as practicable after the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth herein, provided that this Agreement has not been terminated previously, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Louisiana a properly executed Certificate of Merger in accordance with the Louisiana BCL. The Merger shall be effective when effective under Louisiana law (the time of such effectiveness being the "Effective Time").

                  SECTION 1.04 Charter; By-Laws; Directors and Officers. Immediately after the Effective Time, the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by the Louisiana BCL. As of


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
the Effective Time, the By-Laws of the Surviving Corporation shall be the By-Laws of the Company as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the provisions thereof and the Articles of Incorporation of the Surviving Corporation and as provided by the Louisiana BCL. The initial directors and officers of the Surviving Corporation shall be the directors and officers set forth below, in each case until their respective successors are duly elected and qualified.

                  Directors

                  Lynn J. Mangum
                  Dennis R. Sheehan

                  Officers

                  Anthony Pascotti            Chief Executive Officer

                  T. Brantley Houston, Jr.    President

                  Dennis R. Sheehan           Executive Vice President,
                                              Chief Financial Officer
                                              and Treasurer

                  Andrew G. Hovancik          Executive Vice President

                  Mark J. Rybarcyzk           Executive Vice President,
                                              Human Resources

                  Charles H. Sonnenberg       Senior Vice President

                  W. Robert Slate             Senior Vice President

                  Kevin J. Dell               Senior Vice President, General
                                              Counsel and Secretary

                  Edward S. Forman            Assistant Secretary

                  SECTION 1.05 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporation, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.


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                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  SECTION 2.01 Conversion of Securities of the Company. By virtue of the Merger and without any action on the part of the holders of the common stock, no par value, of the Company ("Company Common Stock"), at the Effective Time all outstanding shares of the Company Common Stock (subject to the terms of Section 2.05(c) below) shall be converted into the right to receive fully paid and nonassessable shares of Parent Common Stock on the following basis:

                  (a) Net Merger Price. Subject to the terms of Section 2.06 below, the aggregate consideration to be paid in connection with the Merger shall be paid in the form of Parent Common Stock valued, as set forth below, at Ten Million Two Hundred Thousand Dollars ($10,200,000) (the "Gross Merger Price") less the Ascribed Value (as set forth in Section 2.02 below) of the Petra Rights (hereinafter defined) and the SARs (hereinafter defined), which Petra Rights and SARs shall be converted to rights to purchase or otherwise acquire Parent Common Stock and/or cash pursuant to the terms hereof as of the Effective Time (the "Net Merger Price"). The Net Merger Price shall be divided by the average of the closing price per share of Parent Common Stock (the "Average Price") as reported by the National Association of Securities Dealers Inc. Automated Quotation System ("NASDAQ") for the trading days in the period from the date of execution of this Agreement until the day immediately prior to the date on which the Effective Time shall occur provided that if there shall be fewer than ten (10) trading days in such period, then the Average Price shall be the average of the closing price per share as quoted on the NASDAQ for each of the last ten (10) trading days prior to the Effective Time, which Average Price shall be used to determine the number of shares of Parent Common Stock into which the outstanding shares of Company Common Stock shall be converted in the Merger (the "Aggregate Parent Common Stock Consideration").

                  (b) Exchange Value. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any rights to receive shares of Company Common Stock which are deemed to result from the conversion of the Warrant (hereinafter defined) or the SARs (hereinafter defined) pursuant to Sections 2.01(c) and (d) below and excluding any such shares held in the treasury of the Company, which shall be cancelled as provided in paragraph (e) below) (all such shares collectively referred to herein as the "Exchange Shares") shall be converted into the right to receive the number of shares of Parent Common Stock (the "Exchange Value"), determined by dividing the Aggregate Parent Common Stock Consideration by the aggregate number of Exchange Shares, subject to the terms of Section 2.06 below. If, prior to the Effective Time, Parent should split or combine the outstanding shares of Parent Common Stock, or pay a stock dividend or other stock distribution in Parent Common Stock, then the determination of the Exchange Value shall be appropriately adjusted to reflect such split, combination, dividend or other distribution.

                  (c) In connection with the closing of the transactions contemplated by that certain Loan and Security Agreement by and between the Company and Petra Capital, L.L.C., a Georgia limited liability company ("Petra"), dated as of August 12, 1998, the Company issued to Petra that certain Stock Purchase Warrant dated August 12, 1998 (the "Warrant") pursuant to which it granted to Petra the right to purchase shares of Company Common Stock, at a price per share of one cent, and upon the other terms and conditions set forth therein. Pursuant to Section 5(f) of the Warrant, in the event of a Capital Reorganization (as defined therein), Petra's right to purchase Company Common Stock is converted to the right to purchase, upon exercise of the Warrant and payment of the exercise price therefor, the kind and amount of shares of stock and other property which Petra would have owned or been entitled to receive pursuant to such Capital Reorganization if the Warrant had been exercised immediately prior to such Capital Reorganization, subject to the terms therein set forth. Upon exercise of the Warrant immediately prior to the Effective Time, Petra would have been entitled to purchase 604 shares of Company Common Stock (the "Petra Rights"). Pursuant to an agreement bearing even date herewith (the "Petra Agreement"), Petra has agreed to accept at the Effective Time, in consideration of the cancellation of the Warrant immediately prior to the Effective Time, the right to receive an amount in cash (the "Modified Petra Rights") determined by multiplying (x) 453 by (y) the Exchange Value and then multiplying said product by (z) the Average Price, subject to the terms of
Section 2.06 below. At the Effective Time, pursuant to the terms of the Warrant, the Petra Rights shall be deemed to be converted into the right to receive an amount in cash equal to the Modified Petra Rights, which amount shall be paid by Parent in accordance with the terms hereof.

                  (d) Pursuant to certain Stock Appreciation Rights Agreements between the Company and each of Andrew G. Hovancik, III ("Hovancik"), Charles H. Sonnenberg ("Sonnenberg"), W. Robert Slate ("Slate") and Gregory D. Szczurek ("Szczurek") (collectively, the "SAR Holders and individually, each a "SAR Holder"), as amended (the "SAR Agreements"), each SAR Holder is entitled to receive a certain percentage interest in the appreciation of the equity value of the Company (the "API") upon the terms and conditions set forth in the SAR Agreement. Pursuant to Section 12 of the SAR Agreements, immediately prior to the consummation of the transactions contemplated hereby, each SAR Holder's rights to the API shall be automatically converted, effective immediately prior to the Effective Time, into an equity interest in the Company, as set forth on
Schedule 2.01(d) hereto.


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
The number of shares of Company Common Stock deemed to represent such equity interests which the SAR Holders are entitled to receive under the SAR Agreements, as set forth on Schedule 2.01(d) hereto, subject to the terms of
Section 2.06 below, are referred to herein, in the aggregate, or as to each SAR Holder, as the "SARs". Pursuant to an agreement bearing even date herewith (the "SAR Holder Agreement"), (i) each SAR Holder other than Hovancik has agreed to accept sixty percent (60%) of such SAR Holder's rights to the API in Parent Common Stock and, in consideration of such SAR Holder's obligations under a "Noncompetition Agreement" (hereinafter defined), forty percent (40%) of such SAR Holder's rights to the API in cash, and (ii) Hovancik has agreed to accept fifty percent (50%) of his rights to the API in Parent Common stock and, in consideration of his obligations under a "Non-Competition Agreement" (hereinafter defined), fifty percent (50%) of his rights to the API in cash. At the Effective Time, each SAR Holder's SARs, as set forth on Schedule 2.01(d), other than Hovancik's SARs, shall be deemed to be converted into the (i) right to receive a number of shares of Parent Common Stock equal to sixty percent (60%) of the number of SARs held by such SAR Holder multiplied by the Exchange Value, and (ii) the right to receive an amount in cash determined by multiplying
(x) forty percent (40%) of the number of SARs held by such SAR Holder by (y) the Exchange Value and then multiplying said product by (z) the Average Price. At the Effective Time, Hovancik's SARs, as set forth on Schedule 2.01(d), shall be deemed to be converted into the (i) right to receive a number of shares of Parent Common Stock equal to fifty percent (50%) of the number of SARs held by Hovancik multiplied by the Exchange Value and (ii) the right to receive an amount in cash determined by multiplying (x) fifty percent (50%) of the number of SAR's held by Hovancik by (y) the Exchange Value and then multiplying said product by (z) the Average Price. All such amounts of cash payable to the SAR Holders hereunder shall be paid by Parent in accordance with the terms hereof.

                  (e) Treasury Stock. Any shares of capital stock held in the treasury of the Company as of the Effective Time shall be canceled and retired as of the Effective Time and no capital stock of Parent, cash or other consideration shall be paid or delivered in exchange therefor.

                  SECTION 2.02 Ascribed Value. Subject to the terms of Section
2.06 below, the ascribed value of the Petra Rights and the SARs (the "Ascribed Value"), for the purposes of Section 2.01(a), shall be the product calculated by multiplying (A) the Gross Merger Price by (B) a fraction, the numerator of which is the sum of the number of Petra Rights and the SARs (collectively, the "Convertible Rights") and the denominator of which is the sum of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus the number of Convertible Rights.

                  SECTION 2.03 Escrow. As security for the indemnification obligations of the Shareholders under Section 7.08 hereof, the Shareholders agree that as of the Effective Time Parent shall withhold and deposit in escrow on behalf of the Shareholders, pro rata according to their "Percentage Shares" (hereinafter defined), pursuant to an escrow agreement substantially in the form of Exhibit A hereto (the "Escrow Agreement"), a number of shares of Parent Common Stock having a value of One Hundred Fifty Thousand Dollars ($150,000.00) based on the Average Price. Parent acknowledges that the shares of Parent Common Stock held in escrow pursuant to the Escrow Agreement shall be outstanding shares of Parent Common Stock and shall be treated as outstanding shares of Parent Common Stock for financial accounting purposes, and the Shareholders shall be entitled to receive any dividends and distributions on said shares of Parent Common Stock if, as and when declared by the Board of Directors of Parent and to vote said shares of Parent Common Stock on all matters submitted to a vote of Parent's shareholders generally.

                  SECTION 2.04 Acquisition Common Stock. At the Effective Time, each of the One Hundred (100) shares of the common stock, no par value, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one (1) share of the common stock, no par value, of the Surviving Corporation, which shall constitute all of the issued and outstanding shares of the Surviving Corporation after the Effective Time.

                  SECTION 2.05 Exchange of Certificates; Surrender of Warrant and SAR Agreements. (a) Promptly after the Effective Time, each Shareholder shall deliver to Parent the certificate or certificates representing their shares of Company Common Stock (each, a "Certificate") in form sufficient for transfer and cancellation pursuant thereto, the holder of the Warrant shall surrender same to Parent and the SAR Holders shall terminate and surrender to Parent their respective SAR Agreements, which shall thereupon be deemed terminated and of no further force or effect. As a condition to the issuance of Parent Common Stock and payment of cash consideration hereunder, as applicable, each holder or deemed holder of an interest in shares of Company Common Stock and/or cash consideration pursuant to this Agreement who is not a party hereto, including, without limitation Petra and the SAR Holders, shall submit the Certificate (or Certificates) for such shares, if applicable, (or, in the case of Petra, the Warrant and in the case of the SAR Holders, the originally executed SAR Agreements, each marked cancelled and terminated) to Parent together with a letter of transmittal, in form and substance satisfactory to Parent, containing such investment representations and warranties and covenants, respectively, consistent with Section 4.04, as shall be required by Parent (the "Transmittal Letter").

Upon surrender of a Certificate (or Certificates) for cancellation to Parent in form sufficient for transfer and cancellation pursuant hereto and delivery to Parent of such other documents as may reasonably be required by Parent, the Shareholder surrendering such Certificate (or Certificates) (or, in the case of Petra, the Warrant, and in the case of the SAR Holders, the originally executed SAR Agreements, marked cancelled and terminated), in each case along with the Transmittal Letter, if applicable, such Shareholder or Petra or the SAR Holder, as the case may be, shall be entitled to receive in exchange therefor (w) a certificate evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock evidenced by such Certificate (or Certificates) or the SAR Agreement, as applicable (after taking into account all shares of Company Common Stock then held of record by such holder), (x) in the case of the Warrant Holder, an amount in cash equal to the Modified Petra Rights, (y) in the case of each SAR Holder, an amount of cash as provided in Section 2.01(d) hereof, and/or (z) a check representing the amount of cash in lieu of fractional shares of Parent Common Stock, if any, and unpaid dividends or other distributions, if any, to which such holder is entitled pursuant to the provisions of this Section 2.05, after giving effect to any applicable withholding tax, and the Certificate (or Certificates) or Warrant or SAR Agreement, as applicable, so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to the shareholders.

                  (b) No dividends or other distributions declared after the Effective Time with respect to Parent Common Stock shall be paid with respect to any shares of Company Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. After surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore declared with respect to such whole shares of Parent Common Stock and not paid, less the amount of any applicable withholding taxes thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the date of such surrender and with a payment date subsequent to the date of such surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any applicable withholding taxes thereon.

                  (c) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, the Warrant or the SAR Agreement, as applicable, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. Each holder of shares of Company Common Stock (or Petra or the SAR Holders, as the case may be), who would otherwise have been entitled to receive in the Merger a fraction of a share of Parent Common Stock (after taking into account all certificates surrendered by such holder) shall be entitled to receive, in lieu thereof, a check in an amount (without interest) equal to such fractional part of a share of Parent Common Stock multiplied by the Average Price.

                  (d) From and after the date of this Agreement, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of shares of Company Common Stock on the records of the Company.

                  (e) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting of a bond in such reasonable amount as the Surviving Corporation may direct, Parent shall issue in exchange for such Certificate the shares of Parent Common Stock and, if any, cash in lieu of fractional shares and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof as provided herein.

                  (f) Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a certificate representing One Hundred (100) shares of the common stock of the Surviving Corporation, and Parent shall cause the certificates representing the shares of the capital stock of Acquisition to be canceled.

                  SECTION 2.06 Adjustment of Merger Consideration. (a) The parties hereto acknowledge that the Company and the Shareholders desire to sell and transfer for cash consideration, subject to the prior written consent of Parent, the assets used or useable in the Company's Reference Products Business, which consent shall not be unreasonably withheld, as described in Schedule 2.06(a) hereto (the "Reference Products Business"). In the event that the sale and transfer for cash consideration of all or any portion of the Reference Products Business is completed by the Surviving Corporation on or before June 15, 1999, then, in such event, the following recalculations and adjustments shall be made: (i) the Gross Merger Price shall be increased by an amount equal to fifty percent (50%) of the aggregate of the cash consideration received by the Surviving Corporation for (x) the Reference Products Business or any such portion thereof which is sold as contemplated hereby and (y) the services to be provided by the Surviving Corporation to the purchaser or purchasers thereof (less the aggregate out-of-pocket expenses actually incurred by the Surviving Corporation in connection with any such sale), up to a maximum increase of

$500,000, and such increased amount, in addition to the Gross Merger Price, shall be the "Adjusted Gross Merger Price"; (ii) the Ascribed Value under
Section 2.02 shall be recalculated and adjusted for purposes of Section 2.01(a) hereof (the "Adjusted Ascribed Value") by using the Adjusted Gross Merger Price in the calculation under Section 2.02 instead of the Gross Merger Price; (iii) the Net Merger Price shall be recalculated and adjusted based on the Adjusted Gross Merger Price and the Adjusted Ascribed Value (the "Adjusted Net Merger Price"); (iv) the Aggregate Parent Common Stock Consideration shall be recalculated and adjusted based on the Adjusted Net Merger Price and the Average Price (the "Adjusted Aggregate Parent Common Stock Consideration"); (v) the Exchange Value shall be recalculated and adjusted using the Adjusted Aggregate Parent Common Stock Consideration (the "Adjusted Exchange Value"); (vi) the Modified Petra Rights shall be recalculated and adjusted using the Adjusted Exchange Value; and (vii) the SARs under Section 2.01(d) hereof shall be recalculated and adjusted based on the Adjusted Exchange Value.

                  (b) If the sale of all of the Reference Products Business is completed as provided in Section 2.06(a) hereof following the Effective Time and on or prior to June 15, 1999, the number of shares of Parent Common Stock to be delivered to the Shareholders in consideration of the Merger, the amount of cash to be delivered to Petra in consideration of the Modified Petra Rights, and the number of shares of Parent Common Stock and the amount of cash consideration to be delivered to the SAR Holders pursuant to Section 2.01(d) hereof shall be adjusted as provided in Section 2.06(a) hereof as of the date of the closing of the sale of the last remaining assets constituting the Reference Products Business. If any portion, but not all, of the Reference Products Business is sold as of June 15, 1999, said amounts shall be adjusted as provided in Section 2.06(a) hereof as of June 15, 1999 based on fifty percent (50%) of the aggregate of the cash consideration received by the Surviving Corporation for (i) such portion of the Reference Products Business which is sold as of June 15, 1999 and
(ii) the services to be provided by the Surviving Corporation to the purchaser or purchasers thereof (less the aggregate out-of-pocket expenses actually incurred by the Surviving Corporation in connection with any such sale), up to a maximum aggregate increase of $500,000. The date as of which the aforementioned amounts shall be adjusted is herein referred to as the "Adjustment Date". Parent shall deliver as promptly as practicable, but no later than thirty (30) days following the Adjustment Date, to the Shareholders, the SAR Holders and Petra, as applicable, the additional shares of Parent Common Stock and/or cash consideration, as applicable, to which the Shareholders, the SAR Holders and Petra are entitled as a result of the adjustments made pursuant to Section 2.06(a), together with a written statement showing in reasonable detail the calculation thereof.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                                AND SHAREHOLDERS

                  Each of the Company and each Shareholder, jointly and severally, hereby represents and warrants to Parent and Acquisition, knowing and intending that each of Parent and Acquisition is relying hereon in entering into the transactions contemplated hereby, as follows:

                  SECTION 3.01 Authority Relative to Agreement. The Company has all requisite power and authority to enter into and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and the Shareholders, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby.

                  SECTION 3.02 Shareholders' Title to Stock. The shares of Company Common Stock identified on Schedule 3.04 represent, collectively, all of the issued and/or outstanding shares of capital stock or other equity interests in the Company, other than the Warrant and the rights set forth in the SAR Agreements. Except as listed in Schedule 3.02, neither the Company nor the Shareholders are parties to any shareholders agreement, buy-sell agreement or similar agreement or arrangement.

                  SECTION 3.03 Organization, Standing and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Louisiana and has the corporate power and lawful authority to own and hold its properties and conduct its business as now owned, held and conducted in its state of incorporation and the states in which it has qualified to do business. The Company is qualified and in good standing in all states (or other jurisdictions) in which such qualification is required by reason of the nature or extent of business conducted by the Company therein, except where the failure to be so qualified would not have Material Adverse Effect (hereinafter defined). Such states (and jurisdictions) are specified in
Schedule 3.03 attached hereto. As used in this Agreement, the term "Material Adverse Effect" shall mean, with respect to any party, a material adverse effect on the assets, financial condition, operating results or business of such party and its subsidiaries, taken as a whole.

                  SECTION 3.04 Stock of the Company. The authorized capital stock of the Company consists in its entirety of 1,000,000 shares of Company Common Stock, without par value, of which 10,000 shares of Company Common Stock are validly issued and outstanding, fully paid and nonassessable. The number of shares of Company Common Stock owned of record by each holder thereof is set forth in Schedule 3.04 hereof. Except for (i) the Warrant and (ii) the obligations of the Company under the SAR Agreements, the Company does not have any outstanding subscription, warrants, convertible securities, obligations, options, or rights entitling others to acquire shares of capital stock of the Company, or any outstanding securities, options, warrants, rights or other instruments convertible into shares of capital stock of the Company.

                  SECTION 3.05 Subsidiaries. There is no corporation, partnership, joint venture, or other entity in which the Company has, directly or indirectly, any investment or to which the Company has made an advance of cash, other than as listed on Schedule 3.05 attached hereto. The Company is not under any obligation to acquire any securities from any person or entity.

                  SECTION 3.06 Articles of Incorporation and By-Laws. True and complete copies of the Company's Articles of Incorporation (the "Articles of Incorporation") and By-Laws (in each case together with any amendments thereto) are attached hereto as Schedule 3.06.

                  SECTION 3.07 Execution and Performance of Agreement; Validity and Binding Nature. The execution and delivery of this Agreement, and the performance by the Company of the terms of this Agreement and the transactions contemplated hereby, will not result in a breach of any of the terms of, or constitute a violation of or default under, the Articles of Incorporation or By-Laws of the Company or any statute, contract, indenture or other instrument by which the Company or any of its properties are bound, except as the consummation of the Merger may be prohibited by the certain Loan and Security Agreement dated as of August 12, 1998 between the Company and Petra (the "Petra Loan Agreement") and the certain Loan Agreements dated as of August 11, 1998 between Regions Bank, an Alabama banking corporation ("Regions Bank"), and the Company (the "Regions Bank Loan Agreement"). Except as provided in Section 3.27 hereof, no consent, approval, authorization or order of any court or governmental authority is required in connection with the execution and delivery of this Agreement by the Company and the performance by the Company of the terms of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company. This Agreement is, and the documents and agreements executed and delivered by the Company pursuant to the terms hereof, when duly executed and delivered by all parties whose execution and delivery thereof is required, will be, legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity.

                  SECTION 3.08 Financial Statements. The Company has delivered to Parent the unaudited balance sheet of the Company as of February 28, 1999 (the "Balance Sheet") and the unaudited statement of income and retained earnings for the nine months ended February 28, 1999. The Company also has delivered to Parent the audited balance sheet of the Company as at May 31, 1998, and the related statements of income and retained earnings and cash flows for the year then ended and notes thereto, audited by Wegman-Daget & Co., independent certified public accountants, and the reviewed balance sheets of the Company as at May 31, 1997 and 1996, respectively, and the related statements of income and retained earnings and cash flows and notes thereto for the fiscal years then ended, in each case as reviewed by Wegman-Daget & Co. The Balance Sheet and said financial statements and notes thereto as of said dates and for said periods are hereinafter referred to collectively as the "Financial Statements"). Each of the Financial Statements (a) is true and correct and has been prepared from the books and records of the Company, (b) has been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis with prior periods covered thereby, subject, in the case of the interim statements, to year end adjustments (which consist of normal recurring accruals) and in the case of the interim and the reviewed statements, the absence of certain footnote disclosures, and (c) presents fairly in all material respects the financial position of the Company as at its respective date and the results of the Company's operations, changes in stockholders' equity (deficit) and cash flows for such period in all respects, subject, in the case of unaudited statements, to year end adjustments (which consist of normal recurring accruals) and in the case of the interim and the reviewed statements, the absence of certain footnote disclosures. All prepaid expenses included therein as assets represent payments or accruals theretofore made by the Company, the benefit and advantage of which may be obtained and enjoyed by the business of the Company. The books and records of the Company have been kept, and will be kept to the Effective Time, in reasonable detail and in accordance with the same accounting principles heretofore used consistently applied and fairly and accurately reflect, and will fairly and accurately reflect to the Effective Time, all of the transactions of the Company, and are and will be complete and correct in all material respects.

                  SECTION 3.09 Intellectual Rights. Schedule 3.09 attached hereto contains a complete and correct list and accurate description of all trademarks, trademark and service mark applications, trade names, service marks, logos and other identifying symbols, names or marks, copyrights, patents, patent applications and, to the extent material to the Company's business, inventions, processes, designs, formulas, trade secrets, and other intellectual and/or proprietary rights or interests (collectively, "Intellectual Rights") (i) owned by the Company, free and clear of all licenses, liens, charges or encumbrances, except as specified in such Schedule, or (ii) licensed to the Company under valid and enforceable agreements, in each case exclusive of the Software (hereinafter defined) identified on Schedule 3.10 hereof. The Company owns, or possesses adequate rights to use, all Intellectual Rights necessary for the conduct of its business. The Company is the exclusive owner of the corporate name "EXAMCO, Inc." in the State of Louisiana and the Company has used, prior to the date hereof, the tradename "EXAMCO" in the ordinary and regular course of business. Upon consummation of the Merger, the Surviving Corporation shall have the absolute right to use and authorize others to use all of the Intellectual Rights, free from any claims, security interests, or other liens whatsoever. To the knowledge of the Company and the Shareholders, there are no infirmities concerning the validity of any of the Intellectual Rights and there are no infringements by any third parties upon any Intellectual Rights. There is no conflict with or infringement by the Company of the rights of others with respect to same.

                  SECTION 3.10 Software.

                  (a) Schedule 3.10(a) hereto contains a true, complete and accurate list and summary description of (i) all computer software and related programs owned by the Company, including all software, source codes and object codes and (ii) all computer software and related programs licensed by the Company for use in connection with the business of the Company, other than off-the-shelf software licensed to the Company which is not material to the operation of the Company's business or the services provided by the Company (collectively, the "Software"). The Company owns and has a right to resell all of the owned Software and has a valid license to use all of the licensed Software, and upon consummation of the Merger, the Surviving Corporation shall have the absolute right to use all of the Software and authorize others to use all of the owned Software, free from any claim, security interest or other lien or encumbrance whatsoever, except as set forth on Schedule 3.10(a). The Company is the exclusive licensee of the Software indicated on Schedule 3.10(a) as being exclusively licensed by the Company. The Software constitutes the only computer software or programs necessary for the operation of the Company's business.

                  (b) The Company has provided to Parent true and complete copies of all licenses, leases, contracts and other written instruments giving the Company rights in any Software and/or source codes thereof which are not owned by the Company (collectively, the "Software Contracts"), all of which Software Contracts are legally valid and binding and enforceable in accordance with their respective terms. Neither the Company, nor, to the knowledge of the Company or the Shareholders, any other party thereto, is in violation of any term or provision of any Software Contract. The use of the owned Software by the Company does not, and upon consummation of the Merger the use of the Software by the Surviving Corporation will not, in any manner, infringe upon any rights of any third parties. The use of any source codes related to Software which is not owned by the Company, and the exercise of the rights of the Company in and to such source codes, as provided in any of the Software Contracts, does not, and upon consummation of the Merger the use of any such source codes and exercise of such rights by the Surviving Corporation pursuant to the terms of the Software Contracts will not, in any manner, infringe upon the rights of any third parties.

                  (c) All source codes relating to the Software which is owned by the Company (the "Owned Source Codes") are in the possession of the Company and constitute trade secret information of the Company. Except as set forth in
Schedule 3.10(a), no third party has any copy of any of the Owned Source Codes or any right, title, interest or license, conditional or otherwise, with respect to any of the Owned Source Codes under any circumstances whatsoever, and the Company has not granted any such right, title, interest or license covering any future period with respect to any of the Owned Source Codes under any circumstances whatsoever. Upon consummation of the Merger, the Surviving Corporation shall own and have possession of, and shall have the right to use, the Owned Source Codes, free from any claim, security interest or other lien or encumbrance whatsoever.

                  (d) Except as set forth in Schedule 3.10(a) with respect to certain documentation relating to Software owned by the Company, the Company owns in respect of all Software owned by the Company and has possession of, and the Surviving Corporation will own in respect of all Software owned by the Company and have possession of immediately after the Effective Time, complete and adequate documentation in all material respects, including without limitation, documentation of source codes, object codes and engineering change notices, reflecting the current versions of all Software listed on Schedule 3.10(a) so as to enable the Surviving Corporation to conduct fully after the Effective Time the business conducted by the Company prior to the Effective Time in the same manner as theretofore conducted. The Company's present employees are capable of producing such documentation as is not currently in possession of the Company with respect to Software owned by the Company.

                  SECTION 3.11 Contract Parties, Suppliers and Consultants.

                  (a) Schedule 3.11(a) contains the names and business addresses of the customers of the Company with respect to which the Company presently has contracts or arrangements to provide goods or services (collectively, the "Contract Parties"), all of which are material to the operation of the Company's business. Schedule 3.20 identifies the respective contracts or arrangements the Company has entered into with respect to the Contract Parties which will remain to be performed, in whole or in part, after the Effective Time. True and complete copies of those contracts or arrangements which are in writing have been heretofore delivered to Parent, and written summary descriptions of those contracts or arrangements which are oral have been heretofore delivered to Parent. No Contract Party listed in Schedule 3.11(a) has expressed to the Company or to any Shareholder its intention to cancel or otherwise terminate its relationship with the Company, and, to the best knowledge of the Company and each Shareholder, all of such contracts and arrangements will continue in full force and effect after the Effective Time and a continuing relationship with each such Contract Party is not in jeopardy.

                  (b) Schedule 3.11(b) contains the names and business addresses of all of the suppliers and consultants from whom the Company purchased, during the twelve (12) month period ending February 28, 1999, goods and/or services, the aggregate cost of which exceeded Twenty Five Thousand Dollars ($25,000) or which suppliers or consultants are in any event material to the continued operation of the Company's business in the ordinary course (collectively, the "Major Suppliers"). Except as disclosed on Schedule 3.11(b), the Company has no other suppliers or consultants which are material to the business of the Company as presently conducted. No Major Supplier listed in Schedule 3.11(b) has expressed to the Company or to any Shareholder its intention to cancel or otherwise terminate its relationship with the Company, and, to the knowledge of the Company and each Shareholder, a continuing relationship with each such supplier is not in jeopardy.

                  SECTION 3.12 Employment, Deferred Compensation or Similar Agreements; Collective Bargaining Agreements; Employee Benefit Plans.

                  (a) Except as disclosed in Schedule 3.12(a), the Company is not a party to any agreement or employment contract or deferred compensation or similar arrangement with any of its employees or former employees. There are no collective bargaining agreements covering any employees of the Company. The business of the Company is not affected by any present strike or other labor disturbance involving the Company's employees nor, to the best knowledge of the Company or any Shareholder, is any union attempting to represent, as collective bargaining agent, any person employed by the Company.

                  (b) Except as disclosed in Schedule 3.12(b), the Company does not sponsor or maintain and is not otherwise a party to or liable under any plan, program, fund or arrangement (whether or not qualified for Federal income tax purposes), whether benefiting a single individual or multiple individuals, and whether funded or not, that is an "employee pension benefit plan," or an "employee welfare benefit plan," as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any incentive or other benefit arrangement for its employees, their dependents and beneficiaries.

                  (c) Except as disclosed in Schedule 3.12(c) hereto, the Company has not and does not contribute to any multi-employer plan (as defined in Section 3(37) of ERISA), has not incurred any liability under Section 4201 of ERISA for any complete or partial withdrawal from any multi-employer plan and has not assumed any such liability by any prior owner of any of its assets or properties.

                  (d) Each employee pension benefit plan maintained by the Company and listed on Schedule 3.12(b) complies in all material respects with the requirements of ERISA. No "reportable event" within the meaning of Section 403 of ERISA has occurred with respect to any such plan and Seller has not engaged in any "prohibited transaction" within the meaning of Section 406(a) or
(b) of ERISA or of Section 4975(c) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code"), with respect to any such plan; and no such plan has been terminated in accordance with the procedures set forth in Section 4041 or 4042 of ERISA.

                  (e) No liability has been incurred by the Company for any tax imposed by Section 4975 of the Code with respect to any plan described in
Schedule 3.12(b). The Company has, and shall have, for all periods ending on or prior to the Effective Time, administered each employee pension benefit plan and each employee welfare benefit plan described in Schedule 3.12(b) in all material respects in compliance with the reporting, disclosure and all other requirements applicable thereto under ERISA, the Code or any other applicable law.

                  SECTION 3.13 Inventory. The value shown for inventory on the Balance Sheet fairly presents the Company's inventory as of the date of the Balance Sheet in accordance with GAAP at the lower of cost or market value thereof based on the average cost basis method of inventory valuation, and all inventory acquired since that date has been reflected on the Company's books pursuant to such method, subject to adjustments in accordance with the Company's practices with respect thereto (and in any event in accordance with GAAP) consistently applied. The inventory of the Company is in good and merchantable condition exclusive of reserves shown on the Balance Sheet for obsolete items as determined in accordance with GAAP. No write-downs of the Company's inventory have occurred since February 28, 1999. The Company does not currently use, nor has it within the past five (5) years used, the last in, first out method of inventory valuation.

                  SECTION 3.14 Real Estate.

                  (a) Except as set forth in Schedule 3.14(a), the Company owns no real estate and has no ownership interest, directly or indirectly, in any real estate.

                  (b) Schedule 3.14(b) contains a true and correct list of all leases, subleases or other agreements under which the Company is lessee or subtenant or lessor or sublessor of real estate.

                  (c) All such leased real estate (and improvements thereon) is in good operating condition and repair and, to the knowledge of the Company and each Shareholder, conforms in all material respects with all applicable building, zoning, planning, environmental and other regulations, ordinances or laws, and the Company has the right to use all real estate necessary to the conduct of its business as currently conducted.

                  SECTION 3.15 Title to and Condition of Personal Property. The Company has merchantable title to all personal property reflected in the Balance Sheet or acquired subsequent to the date of the Balance Sheet (other than inventory disposed of since that date in the ordinary course of business), free and clear of all liens or encumbrances except as described in Schedule 3.15 hereto (the "Liens"). All of the personal property owned by the Company is in good operating condition and repair. The Company owns or has the right to use all such personal property necessary to the conduct of its business as currently conducted.

                  SECTION 3.16 Accounts Receivable. The accounts receivable of the Company reflected in the Balance Sheet or acquired by the Company subsequent to the date of the Balance Sheet (a) are true, bona fide accounts receivable of the Company, created in the ordinary course of business; (b) have been collected or are fully collectible in amounts not less than the aggregate amount thereof, net of reserves established therefor on the books of the Company and reflected in the Balance Sheet; (c) are not subject to any offsets, credits or counterclaims; and (d) have not at any time been placed for collection with any attorney, collection agency or similar individual or firm.

                  SECTION 3.17 Consignment and Return Items. Except as reflected in the Balance Sheet or incurred since the date of the Balance Sheet in the ordinary course of business and consistent with past practices and disclosed in
Schedule 3.17, the Company has no obligation (other than warranty obligations) to accept a return for credit of any products shipped to customers or distributors or others prior to the date hereof or to be shipped prior to the Effective Time.

                  SECTION 3.18 Taxes. The Company has properly completed and filed all federal, state, county, municipal and other tax returns, reports and declarations which are required to be filed by it and has paid or accrued on the Financial Statements all taxes, penalties and interest which have become (or may hereafter become) due pursuant thereto or which became (or may hereafter become) due pursuant to assessments. The Company has not received any notice of deficiency or assessment of additional taxes, and no tax audits are in process. The last year for which the federal or state income taxes or other taxes of the Company have been examined is set forth accurately and completely on Schedule
3.18 hereto. The Company has not granted any waiver of any statute of limitation with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or other tax. The accruals and reserves for taxes reflected in the Balance Sheet are adequate to cover all taxes (including interest and penalties, if any, thereon) due and payable or accrued in accordance with GAAP as a result of the operations of the Company for all periods prior to the date of the Balance Sheet. The Company has not filed an election under Section 1362(a) of the Code to be taxed as an S Corporation.

                  SECTION 3.19 Litigation. Except as disclosed in Schedule 3.19, there is no litigation, investigation or proceeding pending or, to the knowledge of the Company and each director and officer of the Company, threatened, involving the Company or any of its properties. There are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal materially affecting or materially limiting the conduct of the business of the Company.

                  SECTION 3.20 Other Material Contracts and Commitments. Except as disclosed in Schedule 3.20 or in another Schedule hereto, the Company is not a party to, and none of its properties are bound by, any of the following types of contracts or commitments, written or oral: (i) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit or imposition of an encumbrance on any of the assets of the Company, (ii) agreements with any labor union or other collective bargaining unit, (iii) bonus or compensation agreements (including nonqualified deferred compensation) which have not been incurred in the ordinary course of business of the Company consistent with past practices, (iv) profit-sharing, stock option, pension, or retirement agreements, shareholder or similar agreements or arrangements, trusts, or funds for the benefit of employees, (v) sales agency, manufacturer's representative, distributorship or supply agreements, (vi) other contracts and commitments which in any case involve payments or receipts of more than $25,000, (vii) any contract for the purchase, sale or lease of real or personal property, either as lessor or lessee, which contracts have not been fully performed as of the date hereof, or which in any case involve payment in excess of $25,000; (viii) any contract with any officer, director or with any employee of the Company (other than agreements relating to current wage or salary payments terminable by the Company on notice of thirty (30) days or less), (ix) any contract or promissory note or other instrument with any Affiliate (as hereinafter defined) of the Company, or (x) any guarantee or obligation to provide funds or assume the debt of any person or entity. The Company has delivered or otherwise made available to Parent complete and correct copies of all written contracts and commitments, together with all amendments thereto, and accurate descriptions of all oral agreements, described in Schedule
3.20 or any other Schedule hereto. The Company is not in default with respect to any such contract, and, to the knowledge of the Company and each of the Shareholders, no other party to any such contract is in default with respect thereto. Except as disclosed in Schedule 3.20, each such contract will continue in full force and effect after the Effective Time without any right on the part of any party thereto to terminate the same as a result of the occurrence of the Merger. For purposes of this Agreement, "Affiliate" of the Company means (i) any corporation, partnership, trust or other entity in control of, controlled by or under common control with the Company; and (ii) any officer, director, trustee, general partner of any corporation, partnership, trust or other entity in control of, controlled by or under common control with the Company. Schedule
3.20 discloses all Affiliates of the Company other than persons unrelated to the Company which may be deemed to be under common control with the Company solely by reason of equity interests in such persons being held by shareholders of the Company which are business entities currently in existence.

                  SECTION 3.21 Labor Relations. Except as disclosed in Schedule 3.19, the Company, in the conduct of its affairs, has substantially complied with all applicable laws (including, without limitation, labor and tax laws), and regulations relating to the hiring and employment of employees and independent contractors, including, without limitation, those related to discrimination, wages, hours, collective bargaining, employee pension and welfare benefit plans, and the payment of (and withholding for) income, Social Security and other taxes, and the Company is not liable for any penalties or damages for failure to comply with any of the foregoing. There are no unfair labor practice claims or charges pending or threatened involving the Company.

                  SECTION 3.22 Insurance. Schedule 3.22 hereto contains a list and description (including the name of the insurer, coverage and expiration date) of all insurance policies maintained by the Company. Schedule 3.22 further lists all claims presently pending or threatened which are covered by such policies. The Company has not received notice of cancellation or non-renewal of any of such policies.

                  SECTION 3.23 Conduct of Business and Absence of Changes. Except as disclosed in Schedule 3.23, since February 28, 1999 the Company has conducted its business in the regular and ordinary course and has not (i) undergone any material adverse change in its condition (financial or otherwise), assets, liabilities, business, or operations, (ii) sold or otherwise disposed of or encumbered any of its assets outside of the ordinary course of its business,
(iii) declared, set aside, made or paid any cash or stock dividend or distribution or purchased, issued or sold any shares of its capital stock, (iv) incurred any indebtedness for borrowed money or issued or sold any debt securities, except for borrowings in the ordinary course of business consistent with prior practice under the Company's line of credit disclosed in Schedule
3.23 hereto, (v) granted any increase in the salary or other compensation payable or to become payable to any officers or employees (other than routine salary increases for employees in the ordinary course of business consistent with prior practice) or any changes in personnel policies or employee benefits, or (vi) made any payment to any Shareholder except for payments described in a Schedule hereto and regular salary and ordinary and necessary business expenses.

                  SECTION 3.24 Compliance with Laws; Governmental Authorizations. The Company is in compliance, in all material respects, with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, governmental permits and other governmental authorizations or approvals applicable to it or any of its properties, and all governmental authorizations or approvals necessary in any material respect for the conduct of the business of the Company have been duly and lawfully obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of the Company and each of the Shareholders, threatened which may result in the revocation, cancellation or suspension, or any materially adverse modification, of any thereof. The Company has not received notice of any alleged violation of any applicable statute, law, ordinance, rule, regulation, judgment, order, decree, governmental permit or other governmental authorization or approval necessary in any material respect for the conduct of the business of the Company.

                  SECTION 3.25 Officers, Directors and Depositories. Schedule
3.25 hereto contains the names of all the officers and directors of the Company and the names of all depositories of its funds and the names of the officers and other persons empowered to sign instruments withdrawing funds from said depositories.

                  SECTION 3.26 Environmental Matters.

                  (a) Since August 30, 1996, the business and operations of the Company have been conducted in compliance with all Federal, state and local laws, rules, regulations and directives pertaining to the environment. No governmental agency has asserted any claim or threatened to assert any claim against the Company in respect of its business, any assets owned or leased by it, real properties leased by it, or the condition, use or operation thereof by the Company, arising out of any Federal, state or local law, rule, regulation or directive pertaining to the environment.

                  (b) To the knowledge of the Company and each Shareholder, there are nowhere on any real property leased, used or otherwise under the control of the Company any deposits, dumps, or tanks of toxic or other poisonous, dangerous or noxious waste, fluids, solvents, chemicals or effluents, all of which chemicals, fuels and fluids are properly and safely stored, identified, labeled and maintained in accordance with applicable industrial standards and all governmental or other laws or regulations relating thereto. The Company does not unlawfully discharge and has not unlawfully discharged from any real property leased, used or otherwise under its control, whether by effluent, emission or other means, any noxious, toxic, hazardous or deleterious matter or gases. All discharges of waste material and other substances from the Company's operating facilities are in compliance with applicable law and covered by valid permits and licenses, where required.

                  SECTION 3.27 Third Party and Governmental Consents. Except as disclosed in Schedule 3.27 hereto, and except for the filing of a Certificate of Merger with the Secretary of State of Louisiana in accordance with the Louisiana BCL (collectively, the "Required Consents"), no consent, authorization, approval, order, license, certificate or permit of or from, or registration, declaration or filing with, any governmental authority or any court or other tribunal or any other person, firm or entity, nor under any contract, indenture, mortgage, lease, license or other agreement or instrument to which the Company is a party or by which the Company or any of its assets or properties is subject or bound, is required by or with respect to the Company in connection with the execution, delivery or performance of this Agreement or of any other agreement, document or instrument to be executed and delivered by the Company pursuant hereto or in connection herewith or the consummation of the transactions contemplated hereby or thereby.

                  SECTION 3.28 Licenses and Permits. The Company has obtained all governmental consents, approvals, waivers and permits and all consents, approvals or waivers of third parties required in connection with the ownership of the assets of the Company and the operation of the Company's business as presently and heretofore conducted (herein collectively referred to as the "Licenses"). The

Licenses are listed on Schedule 3.28 attached hereto. No other licenses or permits are required to conduct or operate the Company's business as presently conducted.

                  SECTION 3.29 Absence of Undisclosed Liabilities. Except as and to the extent disclosed or accrued on the Financial Statements submitted to Parent pursuant to the terms hereof, there exist no liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise, matured or unmatured, or known or unknown) in respect of the Company's business or assets of the type customarily reflected in financial statements prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business after the date of the Balance Sheet. Neither the Company nor any Shareholder knows or has any reasonable grounds to know, after due inquiry, of any basis for assertion against the Company of any claim or liability of any nature in any amount not fully disclosed in the Financial Statements.

                  SECTION 3.30 Marketable Securities and Other Investments.
Schedule 3.30 lists all of the marketable securities and other investments included in the Balance Sheet (the "Company Investments"), all of which are owned by the Company free and clear of all liens, encumbrances or claims, except as disclosed in Schedule 3.30. The value ascribed to each of the Company Investments is in accordance with GAAP, and the Financial Statements are in conformity with the requirements of Financial Accounting Standards Board Statement No. 115. All of the Company Investments are readily marketable except as described in Schedule 3.30. Since the date of the Balance Sheet, there has been no material decline in the aggregate market value of the Company Investments.

                  SECTION 3.31 Loans to or from Officers, Directors, Shareholders or Employees. Except as set forth in Schedule 3.31, the Company does not have outstanding any loans, advances or other indebtedness incurred by any director, officer, Shareholder or employee of the Company or any member of their respective families, and there are no loans or advances made to the Company by or indebtedness incurred by the Company to any, director, officer, Shareholder or employee of the Company or any member of their respective families (the "Related Party Loans"). True and complete copies of all promissory notes or other agreements or documents evidencing the Related Party Loans have been heretofore delivered to Parent.

                  SECTION 3.32 Service Warranties; Contract Losses. Adequate provision in accordance with GAAP has been made in the Financial Statements for claims under warranties provided for in all contracts with Contract Parties. The Financial Statements adequately reflect the known and anticipated losses, if any, for any outstanding and uncompleted contracts with Contract Parties, and there are no such known or anticipated losses that are not so reflected in the Financial Statements.

                  SECTION 3.33 Backlog. Schedule 3.33 discloses the backlog of services to be provided by the Company pursuant to each contract with a Contract Party, the reasonably anticipated value of such services and the date by which performance by the Company of each such contract is anticipated to be completed.

                  SECTION 3.34 Year 2000 Compliance. (a) Except as set forth in
Schedule 3.10(a), all date-related output, calculations or results before, during or after the calendar year 2000 that are produced or used by any hardware, software (other than off-the-shelf software licensed to the Company and that has not been customized for use in connection with the Company's business), firmware or facilities systems (collectively, the "Computer Systems") owned or used by the Company and material to the Company's business are Year 2000 Compliant. For purposes of this Section, "Year 2000 Compliant" means:

                        (i) all dates receivable by the Computer Systems, as well as calculations, output and results will (1) include a consistent-length century indicator of at least two base ten digits, and (2) have date elements in interfaces and data storage that will permit specifying the century to eliminate date ambiguity;

                        (ii) when any date data is represented without a century, either in an interface or in data storage, the correct century will be unambiguous for all manipulations involving that data;

                        (iii) data calculations involving either a single century or multiple centuries will neither (1) cause an abnormal ending or operation, nor (2) generate incorrect results or results inconsistent with output or results from any other century;

                        (iv) when sorting by date, all records will be sorted in accurate chronological sequence; and when the date is used as a key, records will be read and written in accurate chronological sequence; and

                        (v) leap years will be determined by the following standard: (i) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (ii) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

                  (b) The Company has reviewed its operations with a view to assessing whether its business, or the business of any of its Affiliates, will be vulnerable to a Year 2000 Problem (hereinafter defined) and has a reasonable basis to believe that no

Year 2000 Problem exists or is likely to be created. The Company shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all of its Affiliates) are able to effectively process dates, including dates before, on or after January 1, 2000, without experiencing any Year 2000 Problem that could reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, a "Year 2000 Problem" shall mean any significant risk that computer hardware, software or equipment containing embedded microchips essential to the business or operations of the Company will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of time periods occurring before January 1, 2000, including without limitation the making of accurate leap year calculations.

                  SECTION 3.35 Representations and Warranties True; No Misleading Statements. All of the representations and warranties set forth in this Article III shall be true and correct as of the Effective Time as if made at that time. The representations and warranties made herein and in any Schedule, list or other document specifically referred to herein and delivered by the Company or the Shareholders pursuant hereto, and all information provided by the Company for inclusion in the Merger Information (hereinafter defined), taken as a whole, do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                                   ADDITIONAL
                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

                  Each Shareholder hereby represents and warrants to Parent and Acquisition, as to itself, severally and not jointly, as follows, knowing and intending that each of Parent and Acquisition is relying hereon in entering into the transactions contemplated hereby:

                  SECTION 4.01 Authority and Capacity Relative to Agreement. Such Shareholder has all requisite power, authority and legal capacity to enter into and perform each of its obligations hereunder.

                  SECTION 4.02 Execution and Performance of Agreement; Validity and Binding Nature. The execution and delivery of this Agreement, and the performance by such Shareholder of the terms of this Agreement and the transactions contemplated hereby, will not result in a material breach of any of the terms of, or constitute a violation or default under, any statute or contract, indenture or other instrument by which such Shareholder or any of its respective properties are bound, and no consent, approval, authorization or order of any court or governmental authority is required in connection with the execution and delivery of this Agreement by such Shareholder and the performance by such Shareholder of the terms of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and, together with the other documents and agreements to be executed by all parties whose execution and delivery thereof is required, constitutes the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity, provided that the Shareholders make no representation or warranty with respect to the enforceability of any Non-Competition Agreement (hereinafter defined) or any restrictive covenant agreement referenced in Section 7.06(c) executed in connection with this Agreement by any person other than Houston. Such Shareholder has the legal right and authority to vote the shares of Company Common Stock held of record by it in favor of the execution, delivery and performance of this Agreement and the consummation of the Merger in accordance with the provisions hereof.

                  SECTION 4.03 Stock of the Company. The number of shares of Company Common Stock beneficially owned by such Shareholder is as identified on
Schedule 3.04 opposite the respective Shareholder's name. The shares of Company Common Stock beneficially owned by such Shareholder are owned free and clear of all liens, claims, options, encumbrances or restrictions whatsoever. Such Shareholder has the full legal right and power and all authorizations and approvals required by law or otherwise to sell, transfer and deliver such shares as contemplated hereunder and to make the representations, warranties and agreements set forth in this Agreement. Except with respect to the shares of the Company Common Stock identified on Schedule 3.04 opposite the respective Shareholder's name, such Shareholder has no outstanding claim against the Company or any right whatsoever with respect to any shares of the capital stock of the Company, including without limitation any other option, warrant or other right to acquire shares of the capital stock of the Company or any securities, options or other instruments convertible or exchangeable into shares of capital stock of the Company. Except as set forth in Schedule 3.02, no Shareholder is a party to any shareholders agreement, buy-sell agreement or similar agreement or arrangement with respect to the Company Common Stock or other equity interest in the Company.

                  SECTION 4.04 Additional Representations and Covenants of Shareholders.

                  (a) Each Shareholder understands that the issuance of the shares of Parent Common Stock pursuant to this Agreement is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") by reason of Section 4(2) thereof based, in part, upon the representations, warranties and agreements of such Shareholder contained in this Agreement.

                  (b) Each Shareholder understands that neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved the Parent Common Stock or passed upon or endorsed the merits of an investment therein or confirmed the accuracy or adequacy of any information provided by Parent to the Shareholders or the accuracy or adequacy of any of the representations, warranties and agreements of Parent contained herein.

                  (c) Except as contemplated pursuant to Section 7.12 hereof, such Shareholder is acquiring Parent Common Stock solely for its own account for investment and not with a view to resale or distribution thereof, in whole or in part. Such Shareholder has no agreement or arrangement, formal or informal, written or oral, with any person to sell or transfer or otherwise dispose of all or any part of the Parent Common Stock, and has no present plans to enter into any such agreement or arrangement.

                  (d) Such Shareholder did not become aware of the offer and sale of Parent Common Stock through or as a result of any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or other media in connection with the offer and sale of Parent Common Stock contemplated hereby and is not purchasing Parent Common Stock through or as a result of any seminar or meeting to which such Shareholder was invited.

                  (e) Houston meets the requirements of at least one of the categories of an "accredited investor", as defined in Rule 501(a) promulgated under the Securities Act and as set forth in the form of Accredited Investor Certification attached hereto as Exhibit B. In connection with the closing of the transactions contemplated by this Agreement, Houston shall certify to Parent, in the form of the certification set forth in Exhibit B, as to which category (or categories) of accredited investor is applicable to him.

                  (f) Such Shareholder, or such Shareholder together with its purchaser representative, if any, has such knowledge and experience in financial, tax, and business matters in general, and investments in securities in particular, so as to enable such

Shareholder to evaluate the merits and risks of an investment in Parent Common Stock and to make an informed investment decision with respect thereto.

                  (g) Such Shareholder recognizes that it must bear the substantial economic risks of the investment in Parent Common Stock indefinitely, because none of the Parent Common Stock may be sold, transferred, hypothecated or otherwise disposed of unless such Parent Common Stock is registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the certificates representing Parent Common Stock issuable stating that the shares represented thereby have not been registered under the Securities Act or applicable state securities laws, and appropriate notations thereof will be made in Parent's stock books.

                  (h) Such Shareholder has adequate means of providing for its current financial needs and foreseeable contingencies and has no need for liquidity of its investment in Parent Common Stock for an indefinite period of time.

                  (i) Such Shareholder is not relying on Parent or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in Parent Common Stock, other than as expressly contained in the representations and warranties of Parent contained in Article V hereof. There has been delivered to each Shareholder copies of this Agreement, Parent's Annual Report on Form 10-K for the Fiscal Year Ended June 30, 1998, Parent's 1998 Annual Report to Stockholders, Parent Quarterly Reports on Form 10-Q for the Quarters ended September 30, 1998 and December 31, 1998, Parent's Proxy Statement for its Annual Meeting held on November 16, 1998, Parent's Financial Statements (hereinafter defined) and the "Risk Factors" section of Parent's Prospectus dated October 9, 1998 (collectively, the "Parent Public Information"). Each Shareholder has read and fully understands the Parent Public Information.

                  (j) Such Shareholder, or such Shareholder together with its purchaser representative, if any, (i) has had the opportunity to obtain all information requested by it for the purpose of verifying the Parent Public Information or for any other purpose related hereto and (ii) has had the opportunity to meet with representatives of Parent and to have them answer any questions and provide such additional information regarding the terms and conditions of the transactions contemplated hereby, the information with respect to Parent included in the Parent Public Information and the business and prospects of Parent deemed relevant by such Shareholder, all of which questions have been answered and all of which requested information has been provided to the full satisfaction of such Shareholder. Such Shareholder is aware that an investment in Parent Common Stock is speculative and involves significant risks, including, among other things, the risk of the loss of such Shareholder's entire investment in Parent Common Stock.

                  (k) In evaluating the suitability of an investment in Parent, and in deciding to enter into this Agreement, such Shareholder has not relied upon any representation or other information (whether oral or written) other than as set forth in the representations and warranties of Parent contained in
Article V of this Agreement and in the Parent Public Information. No oral or written representations have been made, or oral or written information furnished, to such Shareholder or such Shareholder together with its purchaser representative, if any, in connection with the offer and sale of Parent Common Stock that are in any way inconsistent with the representations and warranties of Parent contained herein or any of the information contained in the Parent Public Information.

                  (l) Except as described in Schedule 4.04(l) hereto, such Shareholder has no beneficial interest, directly or indirectly, in any person, firm, corporation, partnership or other entity which is or within the past two years has been a supplier of any goods or services to the Company, including, without limitation, any Major Supplier, or from which the Company has received fees, including, without limitation, any Contract Party, other than as the beneficial owner of 1% or less of the voting securities of a publicly held corporation. The nature and amount of any such beneficial interest is disclosed in Schedule 4.04(l).

                  (m) Such Shareholder is familiar with the business, historical financial performance and prospects of the Company, including the risks associated therewith.

                  (n) Such Shareholder, if an individual person, is not required to obtain any spousal consent in connection with the transactions contemplated hereby.

                  SECTION 4.05 Representations and Warranties True; No Misleading Statements. All of the representations and warranties set forth in this Article IV shall be true and correct as of the Effective Time as if made at that time. The representations and warranties made in this Article IV or other document specifically referred to in this Article IV and delivered by such Shareholder pursuant hereto do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                  Parent represents and warrants to the Company and each Shareholder as follows:

                  SECTION 5.01 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Parent.

                  SECTION 5.02 Subsidiaries. Each subsidiary of Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being conducted. Each such subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Parent. All the outstanding shares of capital stock of Parent's subsidiaries are validly issued, fully paid and nonassessable and are owned by Parent or by a wholly-owned subsidiary of Parent.

                  SECTION 5.03 Capitalization. The authorized capital stock of Parent consists of 80,000,000 shares of Parent Common Stock, and, as of January 25, 1999, 26,796,917 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and are fully paid and nonassessable. Except as contemplated hereby and except for options and stock purchase rights outstanding under Parent's employee stock purchase and stock option plans, and rights outstanding under the Rights Agreement dated May 7, 1997 between Parent and Bank of New York, as rights agent, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of Parent is authorized or outstanding and there is not any agreement of Parent to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Parent does not have any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. At the Effective Time, Parent will have sufficient authorized but unissued shares or treasury shares of Parent Common Stock available for issuance in accordance with
Article II hereof. Such shares of Parent Common Stock, when issued in accordance with Article II hereof, will be validly issued, fully-paid and nonassessable.

                  SECTION 5.04 Authority Relative to Agreement. Parent has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity.

                  SECTION 5.05 Non-Contravention. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby will not (i) conflict with any provision of the Certificate of Incorporation or By-Laws of Parent or any of its subsidiaries or (ii) result (with the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties, other than any such violation, default, loss or acceleration that would not materially adversely affect the ability of Parent to consummate the transactions contemplated hereby or to conduct the business of the Company and its subsidiaries after the Effective Time.

                  SECTION 5.06 Parent Public Information. Parent has provided to each Shareholder, or will provide each Shareholder prior to the shareholders' meeting referred to in Section 7.01(j) hereof, a copy of the Parent Public Information. The Parent Public Information does not, and will not, as of the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  SECTION 5.07 Parent Financial Statements. The consolidated financial statements of Parent included in the Parent Public Information (the "Parent Financial Statements") (a) have been prepared from the books and records of Parent and its consolidated subsidiaries and (b) have been prepared in accordance with GAAP consistently applied and consistent with prior periods, subject, in the case of unaudited interim consolidated financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures. The consolidated financial statements of Parent included in the Parent Public Information fairly present in all material respects the financial position of Parent and its subsidiaries as of their respective dates, and the related consolidated statements of operations, shareholders' equity and cash flows included in the Parent Public Information fairly present in all material respects the results of operations of Parent and its subsidiaries for the respective periods then ended, subject, in the case of unaudited interim financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures.

                  SECTION 5.08 Absence of Certain Changes or Events. Except as contemplated hereby and except for the issuance of Parent Common Stock pursuant to employee benefit plans of Parent described in Section 5.03 above, since December 31, 1998 Parent has not (i) issued any Parent Common Stock or securities or obligations convertible into or exchangeable for Parent Common Stock, (ii) incurred any material liabilities (absolute or contingent), except in the ordinary course of business or (iii) suffered any Material Adverse Effect on Parent and its consolidated subsidiaries taken as a whole.

                  SECTION 5.09 Third Party and Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority or other person is required to be made or obtained by Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (i) filings pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated by the SEC thereunder, if applicable, (ii) filings with state securities agencies under state securities or blue sky laws, if applicable,(iii) the filing with Nasdaq of an application for the listing on the Nasdaq National Market of shares of Parent Common Stock to be issued in connection with the Merger, (iv) the filing of a Certificate of Merger with the Secretary of State of Louisiana in accordance with the Louisiana BCL, (v) any licenses, permits, franchises or other governmental authorizations pertaining to the business of the Company and its subsidiaries that are required as a result of the consummation of the transactions contemplated hereby and (vi) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not materially adversely affect the ability of Parent to consummate the transactions contemplated hereby or to conduct the business of the Company and its subsidiaries, if any, after the Effective Time.

                  SECTION 5.10 Compliance with Law. Neither Parent nor any of its subsidiaries is in default under any order of any court, governmental authority or arbitration board or tribunal. Neither Parent nor any such subsidiary has received notice of any alleged violation of any applicable laws, ordinances and governmental rules and regulations to which Parent or any such subsidiary is subject, including, without limitation, federal securities and banking laws. Neither Parent nor any subsidiary has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, except where the failure to obtain such licenses, permits, franchises or other governmental authorizations would not have a Material Adverse Effect on Parent.

                  SECTION 5.11 Tax Representations.

                  (a) Acquisition was formed solely for the purpose of merging into the Company in accordance with the terms of this Agreement.

                  (b) Except for assets transferred by Parent to Acquisition pursuant to this Agreement, prior to the Effective Time, Acquisition shall have had no historical assets or liabilities, and, except for this Agreement and its obligations hereunder, Acquisition shall have no contracts or obligations. Accordingly, the Surviving Corporation shall assume no liabilities of Acquisition and Acquisition shall not transfer to the Company any assets which are subject to liabilities.

                  (c) Assets transferred for purposes of this Agreement by Parent to Acquisition, or by Parent to the Surviving Corporation, as the case may be, shall be transferred pursuant to this Agreement for the purpose set forth in Treasury Regulations Section 1.368-2(j)(3).

                  (d) All of the issued and outstanding shares of stock of Acquisition are owned by Parent such that Acquisition is a 100% owned subsidiary of Parent, and Parent has been and immediately prior to the Merger will be in control of Acquisition within the meaning of Section 368 of the Code.

                  (e) Following the Merger of Acquisition into the Company pursuant to the terms of this Agreement, the Surviving Corporation will hold substantially all of the properties of Acquisition and the Company, all within the meaning of Section 368(a)(2)(E) of the Code.

                  (f) Parent Common Stock transferred pursuant to this Agreement in exchange for the shares of Company Common Stock will be voting common stock of Parent within the meaning of Section 368(a)(2)(E) of the Code.

                  (g) After the completion of the Merger, Parent will control the Surviving Corporation within the meaning of Section 368(c) of the Code.

                  (h) Parent has no present plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation, to sell or otherwise dispose of the stock of the Surviving Corporation except for transfers of stock to corporations controlled by Parent, or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets or any of the assets acquired from Acquisition, except for the disposition of immaterial assets as contemplated pursuant to the terms of this Agreement, dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Surviving Corporation.

                  (i) Parent presently intends that, following the Merger, the Surviving Corporation will continue the historic business of the Company.

                  SECTION 5.12 Reliance. Parent acknowledges, warrants, represents and agrees that it has not relied, and will not rely, in connection with the transactions contemplated by this Agreement, upon any representation, warranty, fact or statement (or failure to make any statement) of or by the Company or any Shareholder except for the representations and warranties expressly set forth in this Agreement.

                  SECTION 5.13 Representations and Warranties True; No Misleading Statements. All of the representations and warranties set forth in this Article V shall be true and correct as of the Effective Time as if made at that time. The representations and warranties made herein and in any other document specifically referred to herein and delivered by Parent pursuant hereto do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF ACQUISITION

                  Acquisition and Parent, jointly and severally, represent and warrant to the Company and each Shareholder as follows:

                  SECTION 6.01 Organization and Qualification. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Acquisition is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the financial condition, operating results or business of Acquisition.

                  SECTION 6.02 Capitalization. The authorized capital stock of Acquisition consists of 1,000 shares of common stock, no par value. As of the date hereof, 100 shares of such common stock are validly issued and outstanding, fully paid and nonassessable and are owned of record and beneficially by Parent, and no shares of such common stock are held in the treasury of Acquisition. Acquisition has no commitments to issue or sell any shares of such common stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from Acquisition, any shares of such common stock, and no securities or obligations evidencing any such rights are outstanding.

                  SECTION 6.03 Authority Relative to Agreement. Acquisition has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby have been duly authorized by the Board of Directors of Acquisition and by Parent as its sole stockholder, and no other corporate proceedings on the part of Acquisition are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquisition and constitutes the legal, valid and binding obligation of Acquisition, enforceable against Acquisition in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by principals of equity.

                  SECTION 6.04 Non-Contravention. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby will not (i) conflict with any provision of the Articles of Incorporation or By-Laws of Acquisition or (ii) result (with the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquisition or its properties, other than any such violation, default, loss or acceleration that would not adversely affect the ability of Acquisition to consummate the transactions contemplated hereby.

                  SECTION 6.05 Third Party and Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority or other person is required to be made or obtained by Acquisition in connection with the execution and delivery of this Agreement by Acquisition or the consummation by Acquisition of the transactions contemplated hereby, except for (i) the filing of a Certificate of Merger with the Secretary of State of the State of Louisiana in accordance with the Louisiana BCL, (ii) any licenses, permits, franchises or other governmental authorizations pertaining to the business of Acquisition that are required as a result of the consummation of the transactions contemplated hereby and (iii) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not adversely affect the ability of Acquisition to consummate the transactions contemplated hereby.

                  SECTION 6.06 Other Matters. Acquisition has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Acquisition has not conducted any business activities and does not have any material liabilities or obligations. Prior to and at the Effective Time, Acquisition will have no material assets or liabilities, and, except for this Agreement and its obligations hereunder, no contracts or other obligations.

                  SECTION 6.07 Representations and Warranties True; No Misleading Statements. All of the representations and warranties set forth in this Article VI shall be true and correct as of the Effective Time as if made at that time. The representations and warranties made herein and in any Schedule, list or other document specifically referred to herein and delivered by Acquisition pursuant hereto, and all information provided by Acquisition for inclusion in the Merger Information, taken as a whole, do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VII

                                   COVENANTS

                  SECTION 7.01 Conduct of the Company's Business. The Company and each Shareholder covenants and agrees that, prior to the Effective Time, unless Parent shall otherwise consent in writing or as otherwise expressly contemplated by this Agreement:

                  (a) the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and consistent with past practice; and

                  (b) The Company shall not, directly or indirectly, do any of the following:

         (i) sell, pledge, dispose of or encumber (or permit any of its subsidiaries to sell, pledge, dispose of or encumber) any assets of the Company or any of its subsidiaries, except inventory and immaterial assets in the ordinary course of business and the collection of accounts receivable in the ordinary course of business; (ii) amend or propose to amend its Articles of Incorporation or By-Laws; (iii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to such shares; (iv) redeem, purchase, acquire or offer to acquire (or permit any of its subsidiaries to redeem, purchase, acquire or offer to acquire) any shares of its capital stock of any class; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (b);

                  (c) The Company shall not (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets, except in respect of the Warrant and the SAR Agreements in accordance with their respective terms; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof (except an existing wholly-owned subsidiary); (iii) incur any indebtedness for borrowed money or issue any debt securities, except for borrowings in the ordinary course of business consistent with prior practice under the Company's line of credit disclosed in Schedule 3.23 hereto; (iv) repay any outstanding indebtedness for borrowed money other than scheduled payments of interest in the ordinary course of business and payments required under the Company's line of credit disclosed in Schedule 3.23 hereto; (v) enter into or modify any contract, lease, agreement or commitment, except in the ordinary course of business and consistent with past practice; (vi) terminate, modify, assign, waive, release or relinquish any contract rights or amend any rights or claims not in the ordinary course of business; or (vii) settle or compromise any claim, action, suit or proceeding pending or threatened against the Company, or, if the Company may be liable or obligated to provide indemnification, against the Company's directors or officers, before any court, governmental agency or arbitrator; provided that nothing herein shall require any action that might impair or otherwise affect the obligation of any insurance carrier under any insurance policy maintained by the Company;

                  (d) The Company shall not institute any increase in the salary or other compensation payable or to become payable to any officers or employees (other than routine salary increases for employees in the ordinary course of business consistent with prior practice) or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any officer or employee of the Company or any subsidiary;

                  (e) The Company shall not take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees of the Company or its subsidiaries or to increase the benefits payable under its severance or termination pay practices;

                  (f) The Company shall not adopt or amend, in any respect, except as contemplated hereby or as may be required by applicable law or regulation, any collective bargaining, bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees;

                  (g) The Company shall use its best efforts, to the extent not prohibited by the foregoing provisions of this Section 7.01, to maintain its relationships with the Contract Parties and the Major Suppliers, and, if and as requested by Parent or Acquisition, (i) the Company shall use reasonable good faith efforts to make reasonable arrangements for representatives of Parent or Acquisition to meet with the Contract Parties and Major Suppliers, as designated by Parent, in order to ensure that the Company's relationships with such customers and suppliers will remain in force under substantially the same terms following the Effective Time as are in effect on the date hereof, and
         (ii) the Company shall schedule, and the management of the Company shall participate in, meetings of representatives of Parent or Acquisition with employees of the Company or any of its subsidiaries;

                  (h) The Company and the other parties thereto shall terminate, effective as of the Effective Time, each of the agreements disclosed in
         Schedule 3.02 to which they are parties, except as otherwise set forth in such Schedule 3.02;

                  (i) The Company shall hold a shareholders' meeting for the purpose of authorizing and approving the consummation of the Merger in accordance with the provisions hereof no later than March 25, 1999;

                  (j) The Company shall use good faith efforts, dedicating all resources required, to complete the Merger so that the Effective Time shall occur no later than April 1, 1999;

                  (k) The Company shall use its best efforts to obtain all Required Consents; and

                  (l) The Company shall use its best efforts to cause Regions Bank to unconditionally release the Company as guarantor of the indebtedness of Houston Real Estate Investments, L.L.C. ("HREI") to Regions Bank.

                  SECTION 7.02      Certain Covenants of Parent.

                  (a) Parent covenants and agrees that, prior to the Effective Time, unless the Company shall otherwise consent in writing or as otherwise expressly contemplated by this Agreement, Parent shall not amend its Certificate of Incorporation or By-Laws in a manner that could reasonably be expected to be materially adverse to the Shareholders. Parent shall use good faith efforts, dedicating all resources required, to complete the Merger so that the Effective Time shall occur no later than April 1, 1999.

                  (b) Parent covenants and agrees to pay in full on or before the Effective Time the Company's outstanding indebtedness to Petra under the Petra Loan Agreement in the principal amount of $4,000,000, plus accrued interest to the date of payment, and the Company's outstanding indebtedness to Regions Bank (i) under the Regions Bank Loan Agreement in the principal amount of $490,751.93, plus accrued interest to the date of payment and (ii) under the Company's outstanding line of credit with Regions Bank, plus accrued interest to the date of payment.

                  (c) Parent covenants and agrees that if, during the period between the execution of this Agreement and the Effective Time, facts or circumstances are brought to the actual knowledge and awareness of an officer of Parent, which facts or circumstances such officer reasonably believes to constitute a breach of a representation, warranty or covenant made by the Company or any Shareholder in this Agreement, Parent and/or Acquisition shall as promptly as practicable give written notice thereof to the Company and the Shareholders. If, after the giving of such notice by Parent and/or Acquisition, the Company and/or the Shareholders do not cure such breach to the satisfaction of Parent, in its discretion, prior to the Effective Time, Parent and Acquisition shall have the right to terminate this Agreement at any time prior to the Effective Time, in which event none of the parties hereto shall have any further liability hereunder to any other party hereto as a result of such termination, provided that nothing herein shall relieve any party from liability for any willful breach hereof. If, after the giving of said notice by Parent and/or Acquisition, Parent and Acquisition elect not to terminate this Agreement and proceed to consummate the transactions contemplated hereby, Parent and Acquisition shall be deemed to have waived the breach set forth in said notice, but such waiver shall be effective only as to said breach. For purposes of this Section 7.02(c), Parent, through its officers or otherwise, shall not be deemed to have actual knowledge or awareness, after the date of execution of this Agreement, of any facts or circumstances which constitute a breach of a representation, warranty or covenant made by the Company or the Shareholders in this Agreement by reason of any inspection by Parent and/or Acquisition (or their respective officers or other representatives) prior to the date of this Agreement of any of the businesses, operations, affairs, books, leases, contracts, commitments, instruments, minutes, records, financial information, properties, personnel or the like of the Company or any Shareholder, and, in the event of any dispute as to the provisions of this Section 7.02(c), neither the Company nor any Shareholder shall assert, for purposes of this Section 7.02(c), that any such facts or circumstances were brought to the actual knowledge and awareness of Parent or any officer of Parent on or after the date of execution of this Agreement as a result of any such inspection prior to the date of execution of this Agreement.

                  SECTION 7.03 Access to Information. (a) The Company shall, and shall cause its officers, directors, employees, representatives and agents to, afford, from the date hereof to the Effective Time, the officers, employees, accountants, attorneys and other representatives and agents of Parent reasonable and complete access, subject to the terms of the Confidentiality Agreement (hereinafter defined), upon reasonable notice, to its premises and its officers, employees, agents, properties, books, records and workpapers, including auditors' workpapers to the extent permitted by the Company's auditors, and shall furnish Parent all financial, operating and other information and data as Parent, through its officers, accountants, attorneys and other employees or agents, may reasonably request. Provided Purchaser and its representatives are given full access pursuant to the terms hereof, Parent shall use good faith efforts to complete its due diligence review as promptly as practicable and without unreasonably disrupting the ordinary course of business of the Company.

                  (b) Parent shall, and shall cause its officers, directors, employees, representatives and agents to, afford, from the date hereof to the Effective Time, the officers, employees, representatives and agents of the Company reasonable access during regular business hours to its officers, employees, agents, properties, books, records and workpapers, and shall furnish the Company all financial, operating and other information and data as the Company, through its officers, employees or agents, may reasonably request.

                  (c) No investigation pursuant to this Section 7.03 shall affect, add to or subtract from any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto to effect the Merger.

                  SECTION 7.04 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings; provided that the foregoing shall not require Parent or the Company to agree to make, or to permit Parent or the Company to make, any divestiture of a significant asset in order to obtain any waiver, consent or approval.

                  SECTION 7.05 Inquiries and Negotiations. (a) Neither the Company nor any of its affiliates, shareholders, directors, officers, employees, representatives or agents shall, from March 1, 1999 through the Effective Time directly or indirectly, (i) solicit or initiate any discussions, submissions of proposals or offers or negotiations with, or (ii) participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any person, other than Parent and its affiliates, representatives and agents, concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or other securities, recapitalization, debt restructuring or similar transaction involving the Company or any subsidiary, or any division of the Company or any subsidiary. The Company shall immediately notify Parent if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any such transaction, and shall, in any such notice to Parent, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter, without engaging in any conduct prohibited hereby, shall keep Parent informed of the status and terms of any such proposals or offers. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

                  SECTION 7.06 Employment and Non-Competition Agreements. (a) At or prior to the Effective Time, (i) the Company shall terminate, effective immediately prior to the Effective Time, any and all existing employment agreements between the Company and each of Houston, each SAR Holder and any other officer of the Company; (ii) each of Houston, Hovancik, Sonnenberg and Slate shall enter into, effective as of the Effective Time, an employment agreement with Parent and/or the Surviving Corporation in Parent's standard form (collectively, the "Employment Agreements"); and (iii) each of Houston, Hovancik, Sonnenberg, Slate and Szczurek shall enter into, effective as of the Effective Time, a non-competition and confidentiality agreement for the benefit of Parent and the Surviving Corporation in Parent's standard form (collectively, the "Non-Competition Agreements").

                           (b) The Company covenants and agrees to use its
reasonable best efforts to cause the termination, effective immediately prior to the Effective Time, of any and all existing employment agreements identified on
Schedule 3.12(a) hereto, not including agreements with employees identified in
Section 7.06(a) above, which employment agreements shall be terminated pursuant to the terms of Section 7.06(a) above.

                           (c) At the Effective Time, Parent shall grant to
Houston and to certain other key employees of the Surviving Corporation employee stock options to purchase up to 40,000 shares of Parent Common Stock (16,000 of which shall be for Houston, 12,000 of which shall be for Hovancik, 6,000 of which shall be for Sonnenberg and 6,000 of which shall be for Slate), all in accordance with the terms of Parent's stock option plans in effect at the Effective Time and subject to the terms of the standard BISYS stock option agreement and restrictive covenant agreement.

                  SECTION 7.07 Notification of Certain Matters. The Company shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event that such party believes would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure of the Company, Parent or Acquisition, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.

                  SECTION 7.08      Indemnification.

                  (a) Indemnifiable Breaches. Each Shareholder shall be jointly and severally liable to and shall jointly and severally indemnify, protect, defend and hold harmless Parent and its successors and the Surviving Corporation and its successors, pursuant to the terms of this Section 7.08, against any and all claims, damages, liabilities and expenses (including reasonable attorneys' fees) (collectively, "Damages") sustained by Parent or the Surviving Corporation, in excess of insurance proceeds or other amounts actually received by Parent or the Surviving Corporation, resulting from or in connection with the breach of any representation, warranty, covenant or other agreement made by the Company or any Shareholder in or pursuant to this Agreement or any other agreement or instrument executed and delivered by or on behalf of the Company and/or such Shareholder pursuant hereto or in connection herewith (such breaches or failures being hereinafter referred to individually as an "Indemnifiable Breach" and collectively as "Indemnifiable Breaches"); provided, however, that no Shareholder shall be required to pay Parent and/or the Surviving Corporation, as the case may be, pursuant to this Section 7.08, (i) with respect to any one or group of related Indemnifiable Breaches, an amount in excess of such Shareholder's Percentage Share (as hereinafter defined) of Damages in connection with such Indemnifiable Breach or group of related Indemnifiable Breaches; (ii) with respect to all Indemnifiable Breaches, an amount in excess of such Shareholder's Percentage Share of the aggregate amount of all Damages resulting from all Indemnifiable Breaches; and (iii) in any event, in the aggregate, an amount in excess of the dollar value equivalent of Parent Common Stock, valued at the Average Price, received by such Shareholder upon consummation of the Merger pursuant to the terms hereof (the "Cap"). For purposes of this Agreement, each Shareholder's "Percentage Share" shall mean the percentage determined by dividing (x) the number of shares of Parent Common Stock issuable to such Shareholder in the Merger by (y) the total number of shares of Parent Common Stock issuable to all Shareholders in the Merger. The indemnification obligations of the Shareholders under this Section 7.08 shall apply to Damages sustained by Parent and/or the Surviving Corporation in respect of Indemnifiable Breaches if and when the aggregate amount of such Damages in respect of such Indemnifiable Breaches, including insurance proceeds and other amounts actually received by Parent or the Surviving Corporation in connection therewith, exceeds One Hundred Thousand Dollars ($100,000) (the "Basket") and in the event the aggregate amount of the Damages sustained by Parent and/or the Surviving Corporation in respect of Indemnifiable Breaches, including insurance proceeds and other amounts actually received in connection therewith, exceeds the Basket, the indemnification obligations of the Shareholders under this Section 7.08 shall apply to all Damages actually sustained by Parent and/or the Surviving Corporation in respect of Indemnifiable Breaches. For purposes of this Section 7.08, Indemnifiable Breaches shall be deemed to be a group of related Indemnifiable Breaches if (i) they pertain to obligations of the Company or any Shareholder to a single party or group of affiliated parties or obligations of a single party or group of affiliated parties to the Company or any Shareholder, (ii) they pertain to the same or similar transactions or (iii) they involve the same or similar legal or factual issues.

                  (b) Satisfaction of Claims. Subject to the terms of the second sentence of Section 7.08(d) below and the terms of the Escrow Agreement, any Shareholder shall be permitted to satisfy all or any portion of such Shareholder's obligation(s) under this Section 7.08 by delivering to Parent or the Surviving Corporation, as the case may be, shares of Parent Common Stock in an amount equal to such Shareholder's liability based on a per share value equal to the Average Price, provided that the delivery by any Shareholder of shares of Parent Common Stock in order to satisfy a portion of such Shareholder's obligation(s) to Parent or the Surviving Corporation under this Section 7.08 shall not relieve such Shareholder of its obligation to satisfy in full its obligations to Parent and the Surviving Corporation under this Section 7.08.

                  (c) Indemnification by Parent. Parent and Acquisition shall be jointly and severally liable to, and shall jointly and severally indemnify, protect, defend and hold harmless each Shareholder and its respective successors against any and all claims, damages, liabilities and expenses (including reasonable attorneys' fees) sustained by any Shareholder, resulting from or in connection with the breach of any representation, warranty, covenant or other agreement made by Parent or Acquisition in or pursuant to this Agreement or any other agreement or instrument executed and delivered by or on behalf of Parent and/or Acquisition pursuant hereto or in connection herewith.

                  (d) Other Remedies. Notwithstanding anything herein to the contrary, any party hereto shall be entitled to (i) seek specific enforcement of the terms and provisions of this Agreement in the event of a breach thereof and
(ii) sue for damages in the event of a wrongful termination of this Agreement in violation of Article IX hereof or the failure to consummate the transactions contemplated hereby through no fault of such party. In the event Parent and/or the Surviving Corporation becomes entitled to any sums under the terms hereof, Parent and/or the Surviving Corporation shall have the right but not the obligation to set off such liabilities of the Shareholders against any existing or future liabilities of Parent or the

Surviving Corporation to the Shareholders or any of them individually, other than against amounts owed by the Surviving Corporation to any such Shareholders as compensation for employment. The terms of this Section 7.08 are intended to benefit the parties hereto and any and all claims for indemnification hereunder must be made during the period commencing on the date hereof and continuing until expiration of three (3) years after the Effective Time.

                  (e) Limitation on Remedies. The provisions of this Section
7.08 constitute the sole and exclusive remedies available to the parties under this Agreement. Accordingly, any party hereto may enforce any rights it may have against another party hereto in connection with the transactions contemplated by this Agreement, including the right to collect Damages, only in accordance with the terms and conditions set forth in this Section 7.08.

                  SECTION 7.09 Confidentiality. Except as otherwise provided in that certain Confidentiality Agreement dated January 21, 1999, as amended, between the Company and the Parent with regard to information about the Company (the "Confidentiality Agreement"), Parent and Acquisition, on the one hand, and the Company and the Shareholders, on the other, shall hold, and shall use their respective best efforts to cause their respective officers, directors, employees, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the other parties furnished to such party in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by the receiving party; (ii) in the public domain through no fault of the receiving party; (iii) later lawfully acquired by such party from sources other than the other parties; or (iv) independently developed by such party without the use of such information; provided that each party may disclose such information to its affiliates and its affiliates' officers, directors, employees, consultants, advisors and agents, lenders and other investors in connection with the transactions contemplated by this Agreement so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. If the transactions contemplated by this Agreement are abandoned, such confidentiality shall be maintained and each party shall, and shall use its best efforts to cause its respective officers, directors, employees, consultants, advisors and agents to, destroy or deliver to the other party(s), upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from the other party(s) in connection with this Agreement that are subject to such confidentiality. The terms of this Section 7.09 shall survive indefinitely.

                  SECTION 7.10 Covenants of Shareholders. (a) Each Shareholder hereby agrees not to:

                  (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any shares of Company Common Stock owned by such Shareholder, other than as provided herein;

                  (ii) grant any proxies or enter into a voting agreement or other arrangement with respect to any shares of Company Common Stock owned by such Shareholder, other than as provided herein; or

                  (iii) deposit any shares of Company Common Stock owned by such Shareholder into a voting trust.

                  (b) Each Shareholder hereby agrees not to take any action that would make any representation or warranty herein of such Shareholder untrue or incorrect in any material respect or that would have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement.

                  (c) Each Shareholder hereby waives any and all dissenter's rights with respect to Company Common Stock granted pursuant to Section 12:131 of the Louisiana BCL.

                  (d) Each Shareholder hereby agrees to surrender the Certificates owned by such Shareholder in exchange for certificates representing shares of Parent Common Stock and cash, if applicable, within five (5) business days after the Effective Time.

                  (e) Each Shareholder agrees to vote the shares of Company Common Stock held by such Shareholder in favor of the execution, delivery and performance of this Agreement and the consummation of the Merger in accordance with the provisions hereof.

                  SECTION 7.11 Transfer Restrictions After the Effective Time. Each Shareholder hereby agrees that, from and after the Effective Time such Shareholder shall not offer, sell, or otherwise dispose of the shares of Parent Common Stock received by such Shareholder in connection with the Merger other than (i) pursuant to an effective registration statement under the Securities Act, or (ii) otherwise pursuant to an exemption from the registration requirements of the Securities Act.

         SECTION 7.12 Registration Rights Agreements. Parent, each Shareholder and each SAR Holder shall be entitled to certain registration rights upon receipt of Parent Common Stock in connection with the Merger, as provided in the registration rights agreement in the form of Exhibit C hereto (the "Registration Rights Agreement"), provided such person or entity executes and delivers to Parent a Registration Rights Agreement and delivers such further information as shall be required by Parent in connection with any registration statement provided for therein.

         SECTION 7.13 Repayment of Related Party Loans. Each Related Party Loan shall be repaid to the Company or the Surviving Corporation, as the case may be, on or before the first to occur of (a) the maturity date pursuant to the terms of such loan or (b) the first sale or other disposition by the obligor of such Related Party Loan of Parent Common Stock received in the Merger.

         SECTION 7.14 Year 2000. At the reasonable request of Parent or Acquisition, the Company and the Shareholders shall provide Parent or Acquisition, as the case may be, with assurances and substantiations (including, without limitation, the results of internal or external audit reports), reasonably acceptable to Parent and Acquisition, as to the capability of the Company to conduct its business and operations before, on and after January 1, 2000 without experiencing any Year 2000 Problems.

         SECTION 7.15 HREI Lease. The Shareholders covenant and agree that immediately prior to the Effective Time they will cause HREI and the Company to enter into an amendment of the Lease dated September 24, 1996 between HREI and the Company, in form and substance satisfactory to Parent and its counsel (the "HREI Lease Amendment"), pursuant to which the Surviving Corporation shall have the unconditional right to terminate said lease without penalty, upon six months' prior written notice to HREI, which termination may be effective at any time after the expiration of two (2) years after the Effective Time.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

                  SECTION 8.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at the Effective Time of the following condition:

                  (a) no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority shall be in effect that would prevent the consummation of the Merger as contemplated hereby.

                  SECTION 8.02 Conditions to the Obligation of the Company and the Shareholders to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Parent and Acquisition shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by them under this Agreement at or prior to the Effective Time;

                  (b) the representations and warranties of Parent and Acquisition contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such date, except as otherwise contemplated or permitted by this Agreement;

                  (c) the Company shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of Parent, dated as of the Effective Time, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied; and

                  (d) Parent shall have executed and delivered to each of Houston, Hovancik, Sonnenberg and Slate his respective Employment Agreement.

                  (e) the Company and the Shareholders shall have received the opinion of Shanley & Fisher, P.C., counsel to Parent and Acquisition, substantially in the form of Exhibit D attached hereto.

                  (f) Parent shall have authorized and stand ready to complete the issuance of the stock options contemplated pursuant to Section 7.06(c) hereof.

                  SECTION 8.03 Conditions to the Obligation of Parent and Acquisition to Effect the Merger. The obligation of Parent and Acquisition to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) The Company shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Effective Time;

                  (b) The representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the

         Effective Time as if made at and as of such date, except as otherwise contemplated or permitted by this Agreement;

                  (c) Parent shall have received a certificate signed by the Chairman and Chief Executive Officer of the Company, dated as of the Effective Time, (i) to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied and (ii) certifying with respect to the amount of Borrowings as of the Effective Time;

                  (d) Parent shall have received reasonable assurances that all relationships with Contract Parties and Major Suppliers shall remain in force after the Effective Time upon substantially the same terms in effect prior to the Merger, except where any failure to receive such assurance would not have a Material Adverse Effect on the Company or the Surviving Corporation.

                  (e) Any and all existing employment agreements between the Company and each of Houston, each SAR Holder and any other officer of the Company shall have been terminated effective on or prior to the Effective Time, and each of Houston, Hovancik, Sonnenberg and Slate shall have executed and delivered to Parent his respective Employment Agreement, and each of Houston, Hovancik, Sonnenberg, Slate and Szczurek shall have executed and delivered to Parent his respective Noncompetition Agreement;

                  (f) Houston shall have executed and delivered an Accredited Investor Certification in the form of Exhibit B attached hereto;

                  (g) Parent shall have performed a complete inspection of all businesses, operations, affairs, books, leases, contracts, commitments, documents, instruments, minutes, records, financial information, properties, personnel and the like of the Company, including without limitation, inspection of customer agreements, vendor agreements, leases, software licenses, financials, asset and liability evaluations and analyses of personnel related issues, and shall be satisfied with the results thereof and the information obtained thereby.

                  (h) Parent and Acquisition shall have received the opinion of Montgomery, Barnett, Brown, Read, Hammond & Mintz, L.L.P., counsel to the Company and the Shareholders, substantially in the form of Exhibit E attached hereto;

                  (i) Parent shall have determined, in its good faith judgment, that the business of the Company shall have been operated, from February 28, 1999 through the Effective Time, in the normal and ordinary course including, without limitation that no distributions or dividends shall have been declared and/or issued by the Company and no stock options or bonuses granted, declared or issued for the officers or employees of the Company and that the Company, Houston and other management employees shall have used their reasonable good faith efforts to preserve the goodwill of the business of the Company and to maintain and keep the assets intact and that no additional liabilities have been incurred, other than in the normal course of business;

                  (j) The Merger shall have been approved by holders of shares representing, immediately prior the Effective Time, one hundred percent (100%) of the outstanding Company Common Stock;

                  (k) The Company shall have received all Required Consents and delivered same to Parent;

                  (l) Parent shall have received duly executed resignation letters from all of the officers and directors of the Company;

                  (m) Regions Bank shall have unconditionally released the Company's guarantee of the indebtedness of HREI by a writing in form and substance reasonably satisfactory to Parent and its counsel;

                  (n) The Company and HREI shall have entered into the HREI Lease Amendment in form and substance satisfactory to Parent and its counsel; and

                  (o) The Shareholders shall have executed and delivered the Escrow Agreement to Parent and the escrow agent under the Escrow Agreement.

                                   ARTICLE IX

                          TERMINATION AND ABANDONMENT

                  SECTION 9.01 Termination and Abandonment. (a) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

                           (i) by mutual action of the Boards of Directors of
                  Parent and the Company;

                           (ii) by the Company and the Shareholders, if all of
                  the conditions set forth in Section 8.03 shall have been complied with and performed and one or more of the conditions set forth in Sections 8.01 and 8.02 shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Parent and Acquisition on or before April 1, 1999 (the "Drop Dead Date");

                          (iii) by Parent or Acquisition, if all of the
                  conditions set forth in Section 8.02 shall have been complied with and performed and one or more of the conditions set forth in Sections 8.01 and 8.03 shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Company on or before the Drop Dead Date; or

                           (iv) by the Company and the Shareholders, if Parent
                  shall not have fulfilled its obligations under Section 7.02(b) hereof on or before the Drop Dead Date.

                 (b) The Drop Dead Date may be extended by mutual agreement of the parties hereto.

                  SECTION 9.02 Effect of Termination. Except as provided in
Section 7.09 with respect to confidential information and except as provided in
Section 10.02 hereof with respect to expenses, in the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 9.01, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto or its shareholders or directors or officers in respect thereof, except that nothing herein shall relieve any party from liability for any willful breach hereof.

                                    ARTICLE X

                                 MISCELLANEOUS

                  SECTION 10.01 Survival of Representations and Warranties. The representations and warranties of Shareholders in this Agreement and in any instrument delivered pursuant hereto shall survive the Effective Time until the expiration of three (3) years after the Effective Time, provided that this
Section 10.01 shall not limit any other covenant or agreement of the parties that by its terms contemplates performances beyond such period.

                  SECTION 10.02 Expenses, Etc. (a) Whether or not the transactions contemplated by this Agreement are consummated, neither the Company and the Shareholders, on the one hand, and Parent and Acquisition, on the other hand, shall have any obligation to pay any of the fees and expenses of the other incident to the negotiation, preparation and execution of this Agreement, including, without limitation, the fees and expenses of counsel, accountants, consultants, investment bankers and other experts (collectively, the "Professional Fees"), provided, however, that Professional Fees incurred by the Company and the Shareholders in connection with the consummation of the Merger in excess of $50,000 in the aggregate shall be the sole responsibility of the Shareholders and shall not be paid out of Company funds either before or after the Effective Time, and provided further, that consulting fees paid by the Company to Mr. William Nanovsky on a weekly basis in excess of $1,000.00 per week during the period from March 1, 1999 through the Effective Time may be included in the $50,000 limit for Professional Fees herein described. Notwithstanding the foregoing, if this Agreement shall have been terminated as a result of the willful and material misrepresentations by a party or the willful and material breach by a party of any of its covenants and agreements contained herein, such party shall pay the costs and expenses incurred by the other parties in connection with this Agreement.

                  (b) No person or entity is entitled to receive from the Company or Parent any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or the transactions contemplated hereby. The Shareholders, on the one hand, and Parent and Acquisition, on the other hand, shall indemnify the other and hold it harmless from and against any claims for finders' fees or brokerage commissions in relation to or in connection with such transactions as a result of any agreement or understanding between such indemnifying party and any third party.

                  SECTION 10.03 Publicity. The Company and Parent agree that they will not issue any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party, except that the Company, Parent or Acquisition may make such public disclosure that it believes in good faith to be required by law (in which event such party shall consult with the other prior to making such disclosure).

                  SECTION 10.04 Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 10.05 Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid, as follows:

                  If to Parent and/or Acquisition, to:

                  The BISYS Group, Inc.
                  Overlook at Great Notch
                  150 Clove Road
                  Little Falls, New Jersey  07424
                  Attention:  Chairman and Chief Executive Officer

                  with a copy to:

                  The BISYS Group, Inc.
                  Overlook at Great Notch
                  150 Clove Road
                  Little Falls, New Jersey  07424
                  Attention:  General Counsel

                  If to the Company or the Shareholders, to:

                  EXAMCO, INC.
                  5728 Jefferson Highway
                  New Orleans, Louisiana 70123
                  Attention:  Mr. T. Brantley Houston, Jr.

                  with a copy to:

                  Montgomery, Barnett, Brown, Read, Hammond & Mintz, L.L.P. 3200 Energy Centre
                  1100 Poydras Street
                  New Orleans, Louisiana  70163-3200
                  Attention: Brian Leftwich, Esq.

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto.

                  SECTION 10.06 Waivers. The Company, on the one hand, and Parent and Acquisition, on the other hand, may, by written notice to the other,
(i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this

Agreement shall not operate or be construed as a waiver of any subsequent breach.

                  SECTION 10.07 Entire Agreement. This Agreement, its Schedules, the documents executed at the Effective Time in connection herewith, including without limitation the documents included as Exhibits hereto, and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

                  SECTION 10.08 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

                  SECTION 10.09 Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 10.10 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

                  SECTION 10.11 Amendments. This Agreement may be modified, amended or supplemented at any time by action of the respective Boards of Directors of the Company, Parent and Acquisition, and the Shareholders. Without limiting the generality of the foregoing, this Agreement may only be amended, varied or supplemented by an instrument in writing, signed by all of the parties hereto.

                  SECTION 10.12 Interpretation. All reference to the "knowledge of Company" or to a matter which has been "expressed to the Company", or to words of similar import shall be deemed to be references to the actual or constructive knowledge of one or more of the directors or officers of the Company.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement and Plan of Merger as of the day and year first above written.

                                    THE BISYS GROUP, INC.

                                    By:/s/ Lynn J. Mangum
                                    -------------------------------
                                       Name:  Lynn J. Mangum
                                       Title: President & CEO

                                    BI-EXAM ACQUISITION CORP.

                                    By:/s/ Lynn J. Mangum
                                    -------------------------------
                                       Name:  Lynn J. Mangum
                                       Title: President

                                    EXAMCO, INC.

(SEAL)
                                    By:/s/ T. Brantley Houston, Jr.
                                    -------------------------------
                                       Name: T. Brantley Houston, Jr.
                                       Title: President

                                    SHAREHOLDERS

                                    /s/ T. Brantley Houston, Jr.
                                    -------------------------------
                                    T. Brantley Houston, Jr.

                                    /s/ Charles H. Sonnenberg
                                    -------------------------------
                                    Charles H. Sonnenberg or his
                                    Successor as Trustee for the
                                    Nicole E. Houston Trust

                                    /s/ Charles H. Sonnenberg
                                    -------------------------------
                                    Charles H. Sonnenberg or his
                                    Successor as Trustee for the
                                    Jonathan B. Houston Trust

                                    /s/ Charles H. Sonnenberg
                                    -------------------------------
                                    Charles H. Sonnenberg or his
                                    Successor as Trustee for the
                                    Matthew R. Houston Trust

                            CERTIFICATE OF SECRETARY



         The undersigned Secretary [Assistant Secretary] of BI-Exam Acquisition Corp., a Louisiana corporation, hereby certifies in such capacity that this Agreement and Plan of Merger has been approved by the sole shareholder of such corporation in the manner required by law.


Dated:  March 25, 1999                      /s/ Kevin J. Dell
                                            ------------------------------------
                                            Kevin J. Dell,
                                            Secretary [Assistant
                                            Secretary] of BI-Exam
                                            Acquisition Corp., a
                                            Louisiana corporation


                          * * * * * * * * * * * * * * *


                             SIGNATURE OF PRESIDENT



         Pursuant to Section 112 of the Louisiana Business Corporation Law, the undersigned corporation has caused this Agreement and Plan of Merger to be executed by its President [Vice President or President] as indicated below.


Dated: March 25, 1999                       /s/ Lynn J. Mangum
                                            -----------------------------------
                                            Lynn J. Mangum,
                                            President [Vice President or
                                            President] of BI-Exam
                                            Acquisition Corp., a
                                            Louisiana corporation

                            CERTIFICATE OF SECRETARY



         The undersigned Secretary of EXAMCO, Inc., a Louisiana corporation, hereby certifies in such capacity that this Agreement and Plan of Merger has been approved by the shareholders of such corporation in the manner required by law.


Dated:  3/25      , 1999                    /s/ Charles H. Sonnenberg
                                            -------------------------
                                            CHARLES H. SONNENBERG,
                                            Secretary of EXAMCO, Inc.,
                                            a Louisiana corporation


                          * * * * * * * * * * * * * * *


                             SIGNATURE OF PRESIDENT



         Pursuant to Section 112 of the Louisiana Business Corporation Law, the undersigned corporation has caused this Agreement and Plan of Merger to be executed by its President as indicated below.


Dated: 3/25, 1999                           /s/ T. Brantley Houston, Jr.
                                            ----------------------------
                                            T. BRANTLEY HOUSTON, JR.
                                            President of EXAMCO, Inc.,
                                            a Louisiana corporation

                                 ACKNOWLEDGMENT



STATE OF NEW JERSEY

COUNTY OF PASSAIC


         BE IT KNOWN that on this 25th day of March, 1999, before me, the undersigned Notary, duly commissioned, qualified and sworn within and for the State and County aforesaid, personally came and appeared:

                               /s/ Lynn J. Mangum
                               ------------------

appearing herein in his capacity as the President [Vice-President or President] of BI-Exam Acquisition Corp., to me personally known to be the identical person whose name is subscribed to the foregoing instrument as the said officer of the said corporation, and declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he executed the same on behalf of the said corporation with full authority of its Board of Directors, and that the said instrument is the free act and deed of the said corporation and was executed for the uses, purposes and benefits therein expressed.


WITNESSES:


/s/ Kevin J. Dell                           /s/ Lynn J. Mangum
-----------------                           ------------------
                                            Lynn J. Mangum, President
                                            [Vice-President or President]


/s/ Kelli Strlekar                          /s/ Mary F. O'Donnell
------------------                          ---------------------
                                            NOTARY PUBLIC

                                 ACKNOWLEDGMENT


STATE OF LOUISIANA

PARISH OF ORLEANS


         BE IT KNOWN that on this 25th day of March, 1999, before me, the undersigned Notary, duly commissioned, qualified and sworn within and for the State and Parish aforesaid, personally came and appeared:

                            T. BRANTLEY HOUSTON, JR.

appearing herein in his capacity as the President of EXAMCO, Inc., to me personally known to be the identical person whose name is subscribed to the foregoing instrument as the said officer of the said corporation, and declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he executed the same on behalf of the said corporation with full authority of its Board of Directors, and that the said instrument is the free act and deed of the said corporation and was executed for the uses, purposes and benefits therein expressed.


WITNESSES:


/s/ Charles H. Sonnenberg                   /s/ T. Brantley Houston, Jr.
------------------------                    ----------------------------
                                            T. BRANTLEY HOUSTON, JR.,
                                            President


/s/ William T. Nanovsky                     /s/ T. Robert Lacour
----------------------                      --------------------
                                            NOTARY PUBLIC

                             INDEX TO DEFINED TERMS

Term                                                          Section Reference
----                                                          -----------------
"Acquisition"                                                 Recitals
"Adjusted Aggregate Parent Common
  Stock Consideration"                                        2.06(a)
"Adjusted Ascribed Value"                                     2.06(a)
"Adjusted Exchange Value"                                     2.06(a)
"Adjusted Gross Merger Price"                                 2.06(a)
"Adjusted Net Merger Price"                                   2.06(a)
"Adjustment Date"                                             2.06(b)
"Ascribed Value"                                              2.02
"Affiliate"                                                   3.20
"Agreement"                                                   Recitals
"Aggregate Parent Common Stock                                2.01(a)
   Consideration"
"API"                                                         2.01(d)
"Articles of Incorporation"                                   3.06
"Average Price"                                               2.01(a)
"Balance Sheet"                                               3.08
"Basket"                                                      7.08(a)
"Cap"                                                         7.08(a)
"Certificate"                                                 2.03
"Code"                                                        3.12(d)
"Company"                                                     Recitals
"Company Common Stock"                                        2.01
"Company Investments"                                         3.30
"Computer Systems"                                            3.34(a)
"Confidentiality Agreement"                                   7.09
"Constituent Corporations"                                    Recitals
"Contract Parties"                                            3.11(a)
"Convertible Rights"                                          2.02
"Damages"                                                     7.08(a)
"Drop Dead Date"                                              9.01(b)
"Effective Time"                                              1.03
"Employment Agreements"                                       7.06(a)
"ERISA"                                                       3.12(b)
"Escrow Agreement"                                            2.03
"Exchange Act"                                                5.09
"Exchange Shares"                                             2.01(b)
"Exchange Value"                                              2.01(b)
"Financial Statements"                                        3.08
"GAAP"                                                        3.08
"Gross Merger Price"                                          2.01(a)
"Houston"                                                     Recitals
"Hovancik"                                                    2.01(d)
"HREI"                                                        7.01(m)
"HREI Lease Amendment"                                        7.15
"Indemnifiable Breach"                                        7.08(a)
"Intellectual Rights"                                         3.09
"J.B. Trust"                                                  Recitals
"Licenses"                                                    3.28
"Liens"                                                       3.15
"Louisiana BCL"                                               Recitals
"Major Suppliers"                                             3.11(b)



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

"Material Adverse Effect"                                     3.03
"Merger"                                                      Recitals
"M.R. Trust"                                                  Recitals
"Modified Petra Rights"                                       2.01(c)
"NASDAQ"                                                      2.01(a)
"Net Merger Price"                                            2.01(a)
"N.E. Trust"                                                  Recitals
"Non-Competition Agreements"                                  7.06(a)
"Owned Source Codes"                                          3.10(c)
"Parent"                                                      Recitals
"Parent Common Stock"                                         Recitals
"Parent Financial Statements"                                 5.07
"Parent Public Information"                                   4.04(i)
"Percentage Share"                                            7.08(a)
"Petra"                                                       2.01(c)
"Petra Loan Agreement"                                        3.07
"Petra Agreement"                                             2.01(c)
"Petra Rights"                                                2.01(c)
"Professional Fees"                                           10.02(a)
"Reference Products Business"                                 2.06(a)
"Regions Bank"                                                3.07
"Regions Bank Loan Agreement"                                 3.07
"Registration Rights Agreement"                               7.12
"Related Party Loans"                                         3.31
"Required Consents"                                           3.27
"SAR Agreements"                                              2.01(d)
"SAR Holders"                                                 2.01(d)
"SAR Holders Agreements"                                      2.01(d)
"SARs"                                                        2.01(d)
"SEC"                                                         4.04(b)
"Securities Act"                                              4.04(a)
"Shareholders"                                                Recitals
"Shareholder's Percentage Share"                              7.08(a)
"Slate"                                                       2.01(d)
"Software"                                                    3.10(a)
"Software Contracts"                                          3.10(b)
"Sonnenberg"                                                  2.01(d)
"Surviving Corporation"                                       Recitals
"Szczurek"                                                    2.01(d)
"Transmittal Letter"                                          2.04(a)
"Trusts"                                                      Recitals
"Warrant"                                                     2.01(c)
"Year 2000 Compliant"                                         3.34(a)
"Year 2000 Problem"                                           3.34(b)


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